AUTODESK, INC.
1998 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN
(As Amended and Restated Effective December 14, 2022)

The following constitute the provisions of the 1998 Employee Qualified Stock Purchase Plan, as amended and restated (herein called the “Plan”) of Autodesk, Inc. (herein called the “Company”).
1.Purpose. The purpose of the Plan is to provide employees of the Company and Designated Companies with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The Plan consists of the Section 423 Plan and the Non-423 Plan. The Company intends that the Section 423 Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section), and the Section 423 Plan shall be construed accordingly. The Non-423 Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and is intended to ensure certain grants to Employees employed by Designated Companies outside the U.S. achieve tax, securities law, or other objectives.
2.Definitions.
(a)“Affiliate” shall mean a corporation, partnership, joint venture or other business entity, or branch of such business entity, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or an Affiliate.
(b)“Applicable Laws” shall mean the laws and regulations relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.
(c)“Board” shall mean the Board of Directors of the Company.
(d)“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(e)“Committee” shall mean the Compensation Committee of the Board or any subcommittee appointed by the Board or Committee pursuant to Section 14(f) to administer the Plan.
(f)“Common Stock” shall mean the Common Stock, par value $0.01 per share, of the Company.
(g)“Company” shall mean Autodesk, Inc., a Delaware corporation.
(h)“Compensation” shall mean all regular straight time earnings or salary (including 13th/14th month payments or similar concepts under Applicable Law), payments for overtime, shift premium and commissions, payments for paid time off, and any portion of such amounts voluntarily deferred or reduced by the Employee (i) under any employee benefit plan of the Company or a Subsidiary or Affiliate available to all levels of employees on a non-discriminatory basis upon satisfaction of eligibility requirements, and (ii) under any executive deferral plan of the Company (provided such amounts would not otherwise have been excluded had they not been deferred). Compensation shall be limited to such amounts actually payable in cash or deferred during the Offering Period. Compensation shall not include: (x) sign-on bonuses, annual or other incentive bonuses, profit-sharing distributions or other incentive-type payments, (y) payments in lieu of notice, payments pursuant to a severance agreement, termination pay, moving allowances, relocation payments, or (z) any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase, stock option or other stock-based compensation plan, or any other compensation not expressly included by this Section. The Committee shall have discretion to determine the application of this definition to Employees outside the U.S.
(i)“Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided such leave does not exceed three (3) months, or if longer, the Employee’s right to reemployment is guaranteed by statute or by contract. Continuous Status as an Employee shall be deemed to have ceased three (3) months and one (1) day following the commencement of a leave where the Employee’s right to reemployment is not guaranteed by statute or by contract.
(j)“Designated Company” shall mean any Subsidiary or Affiliate, whether now existing or existing in the future, that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan. The Committee may designate Subsidiaries or Affiliates as Designed Companies in the Non-Section 423 Plan. For purposes of the Section 423 Plan, only the Company and its Subsidiaries may be Designated Companies, provided, however, that at any given time, a Subsidiary that is a Designated Company under the Section 423 Plan will not be a Designated Company under the Non-423 Plan.
(k)“Employee” shall mean any person, including an officer, who is providing services to the Company or a Designated Company in an employee-employer relationship.
(l)“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, from time to time, or any successor law thereto, and the regulations promulgated thereunder.
(m)“Exercise Date” shall mean the last Trading Day of each Exercise Period (or such other Trading Day as the Committee shall determine).
(n)“Exercise Period” shall mean a period of time within an Offering Period, as may be specified by the Committee in accordance with the Plan, generally beginning on the Offering Date and ending on an Exercise Date. An Offering Period may consist of one or more Exercise Periods.
(o)“Offering” shall mean an offer of an option to purchase shares of Common Stock under the Section 423 Plan or the Non-423 Plan during an Offering Period. Unless otherwise specified by the Committee, each Offering to the Employees of the Company or a Designated Company shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each such Offering. With respect to the Section 423 Plan, the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy Section 423 of the Code and the U.S. Treasury Regulations thereunder; a Non-423 Plan Offering need not satisfy such regulations.
(p)“Offering Date” shall mean the first Trading Day of each Offering Period of the Plan.

(q)“Offering Period” shall mean the periods established in accordance with the Plan during which options to purchase shares of Common Stock may be granted and Shares of Common Stock may be purchased on one or more Exercise Dates. The duration and timing of Offering Periods may be changed pursuant to the Plan.
(r)“Plan” shall mean this 1998 Employee Qualified Stock Purchase Plan, as amended and restated and as may be further amended from time to time.
(s)“Subsidiary” shall mean a subsidiary corporation, whether now or hereafter existing, as “subsidiary corporation” is defined in Section 424(f) of the Code.
(t)“Trading Day” means a day on which the principal exchange that shares of Common Stock are listed on is open for trading.
3.Eligibility.
(a)Any individual who is an Employee as defined in Section 2 as of the date specified by the Committee (as defined in Section 14) shall be eligible to participate in the Plan, subject to limitations imposed by Section 423(b) of the Code.
(b)Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (ii) which permits such Employee’s rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars (US$25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.
4.Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the Offering Date of the relevant Offering Period and terminating on the last Trading Date of the relevant Offering Period. Unless and until the Committee determines otherwise in its discretion, each Offering Period shall have a duration of twenty-four (24) months and consist of four (4) consecutive six (6)-month Exercise Periods. The Committee will have the authority to establish additional or alternative sequential or overlapping Offering Periods, a different number of Exercise Periods within an Offering Period, a different duration for one or more Offering Periods or Exercise Periods or different commencement or ending dates for such Offering Periods with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter, provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months.
5.Participation.
(a)An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company and filing it online via the employee portal or with the Company’s payroll office within the period specified by the Committee for the applicable Offering Period, unless a later or earlier time for filing the subscription agreement is set by the Committee for all eligible Employees with respect to a given Offering.
(b)Payroll deductions for a participant shall continue at the rate specified in the subscription agreement throughout the Offering Period with automatic re-enrollment for the subsequent Offering Period at the same rate specified in the original subscription agreement, subject to any change in subscription rate made pursuant to Section 6(c), unless sooner terminated by the participant as provided in Section 10.
6.Payroll Deductions.
(a)At the time a participant files his or her subscription agreement, such participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding fifteen percent (15%) of his or her Compensation on each payroll date. The aggregate of such payroll deductions during any Offering Period shall not exceed fifteen percent (15%) of his or her aggregate Compensation during said Offering Period.
(b)All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account. Notwithstanding the foregoing, in the event of an administrative error by the Company the result of which a participant’s payroll deductions are not credited to his or her account in accordance with such participant’s election made pursuant to Section 6(a) above, the Company may permit a participant to make a payment to his or her account prior to the next scheduled Exercise Date provided such contributions do not cause such participant’s aggregate credits to his or her account to exceed fifteen percent (15%) of his or her aggregate Compensation for the Offering Period with respect to which such administrative error was made.
(c)A participant may discontinue his or her participation in the Plan as provided in Section 11, or may decrease the rate of his or her payroll deductions during an Offering Period within such time frame as determined by the Board or the Committee from time to time by completing or filing with the Company a form provided by the Company notifying the payroll office of such withdrawal or payroll reduction rate. A participant may increase the rate of his or her payroll deductions during an Offering Period within such time frame as determined by the Board or Committee from time to time. To the extent the Participant has requested a decrease or increase in the payroll deduction rate within the period set forth in this Section 6(c), the decrease or increase in the payroll deduction rate shall be effective as soon as administratively feasible following receipt of the form by the Company or at such other time as the Company and the participant may agree.
7.Grant of Option.
(a)On the Offering Date of each Offering Period, each eligible Employee participating in the Plan shall be granted an option to purchase on each Exercise Date during such Offering Period (at the per share option price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions to be accumulated prior to such Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Exercise Date; provided that in no event shall an Employee be permitted to purchase during an Offering Period a number of shares in excess of a number determined by dividing US$50,000 by the fair market value of a share of the Company’s Common Stock on the Offering Date, subject to the limitations set forth in Sections 3(c) and 13 hereof. Fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 7(b) herein.
(b)The option price per share of the shares offered in a given Exercise Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company’s Common Stock on a given date shall be the closing price as quoted on the Nasdaq Global Select Market.

8.Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 11, his or her option for the purchase of shares will be exercised automatically on each Exercise Date of the Offering Period, and the maximum number of full shares subject to option will be purchased for him or her at the applicable option price with the accumulated payroll deductions in his or her account. During his or her lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.
9.Delivery. As promptly as practicable after the Exercise Date of each Offering, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. Any cash remaining which is insufficient to purchase a full share of Common Stock at the termination of each Exercise Period or any amount remaining in a participant’s account in excess of the amount that may properly be applied to the purchase of shares of Common Stock due to the limitations under the Plan shall be refunded to the participant.
10.Automatic Transfer to Low Price Offering Period. To the extent that the Committee establishes Offering Periods with more than one Exercise Period in each Offering Period and the fair market value of the Company’s Common Stock is lower on an Exercise Date than it was on the first Offering Date for that Offering Period, all Employees participating in the Plan on the Exercise Date shall be deemed to have withdrawn from the Offering Period immediately after the exercise of their option on such Exercise Date and to have enrolled as participants in a new Offering Period which begins on or about the day following such Exercise Date.
11.Withdrawal; Termination of Employment.
(a)A participant may withdraw all but not less than all the payroll deductions credited to his or her account under the Plan in accordance with the provisions of Section 6(c). To the extent the participant has submitted his or her notice of withdrawal within the period set forth in Section 6(c), all of the participant’s payroll deductions credited to his or her account will be paid to him or her as soon are reasonably practicable after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period.
(b)Upon termination of the participant’s Continuous Status as an Employee prior to the Exercise Date for any reason, including retirement or death, the payroll deductions credited to his or her account will be returned to the participant’s or, in the case the of participant’s death, to the participant’s estate, and his or her option will be automatically terminated.
(c)A participant’s withdrawal from an Offering will not have any effect upon his or her eligibility to participate in a succeeding Offering or in any similar plan which may hereafter be adopted by the Company.
12.Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.
13.Stock.
(a)The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 10,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. For avoidance of doubt, the foregoing number of reserved shares of Common Stock may be used to satisfy purchases of shares of Common Stock under either the Section 423 Plan or Non-423 Plan. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof on the Exercise Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.
(b)The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.
(c)Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.
14.Administration.
(a)The Plan shall be administered by the Board or the Committee. Notwithstanding anything in the Plan to the contrary, subject to Applicable Laws, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.
(b)All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any option shall be determined by the Board or the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or the option, unless fraudulent or made in bad faith. Subject to the provisions of the Plan, the Board or the Committee shall determine all of the relevant terms and conditions of options; provided, however, that all Employees granted options pursuant to an Offering under the Section 423 Plan shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. Any and all actions, decisions and determinations taken or made by the Board or the Committee in the exercise of its discretion pursuant to the Plan or any agreement thereunder (other than determining questions of interpretation pursuant to the second sentence of this Section 14(b)) shall be final, binding and conclusive upon all persons having an interest therein.
(c)The Board or the Committee shall have the power, in its discretion, to adopt one or more sub-plans of the Plan as the Committee deems necessary or desirable to comply with Applicable Laws, tax policy, accounting principles or custom of foreign jurisdictions applicable to Employees, provided that any such sub-plan shall be within the scope of the Non-423 Plan or, to the extent consistent with Section 423 of the Code, in a separate Offering under the Section 423 Plan. Any of the provisions of any such sub-plan may supersede the provisions of this Plan, other than Section 13. Except as superseded by the provisions of a sub-plan, the provisions of this Plan shall govern such sub-plan.
(d)The Board or Committee shall have the power, in its discretion, to establish separate, simultaneous or overlapping Offerings having different terms and conditions and to designate the Designated Company or Companies that may participate in a particular Offering, provided that each Offering under the Section 423 Plan shall individually comply with the terms of the Plan and the requirements of Section 423(b)(5).
(e)Without regard to whether any Employee’s option may be considered adversely affected, the Board or Committee, or to the extent permitted under Applicable Laws, the Company may, from time to time, consistent with the Plan, and with the requirements of Section 423 of the Code in the case of the Section 423 Plan, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Board, Committee or Company, in its discretion, for the proper administration of the Plan, including, without limitation, (i) any minimum or maximum amount of contributions a participant may make in an Offering Period or other specified period under the applicable Offering, (ii) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (iii) conversion of local currency, (iv) determination of the date and manner by which the fair market value of a share of Common Stock is determined for purposes of administration of the Plan, (v) the handling of payroll deductions, (vi) establishment of bank, building society or trust accounts to hold payroll deductions or contributions, (vii) payment of interest, (viii) obligations to pay payroll tax, (ix) determination of beneficiary designation requirements, (x) withholding procedures (xi) handling of share issuances, and (xii) eligibility requirements. The Board or Committee are further authorized to take any action that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Board or its Committee (or Company) may not take any actions hereunder that would violate Applicable Laws or cause Offerings under the 423 Plan not to comply with Section 423 of the Code.
(f)To the extent not prohibited by Applicable Laws, the Board or Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee, or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this section.
(g)Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:
(i)Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.
(ii)No member of the Board who is eligible to participate in the Plan may be a member of the Committee.
15.Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11.
16.Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
17.Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participants annually, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance refunded or to be refunded, if any.
18.Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number or value of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number or value of shares of Common Stock effected without receipt of consideration by the Company (excluding a regular cash dividend); provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board or Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the option will terminate upon the expiration of such period.
The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.
19.Amendment or Termination. The Board may at any time terminate or amend the Plan, including (without limitation) shortening an Offering Period in connection with a spin-off or other similar corporate event. Subject to the foregoing, no such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant, unless such termination or amendment is necessary or advisable to comply with Applicable Laws. In addition, to the extent necessary to comply with Rule 16b-3 under the Act or under Section 423 of the Code (or any successor rule or provision or any other Applicable Law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.
20.Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
21.Stockholder Approval. Any required approval by the stockholders of the Company shall be solicited substantially in accordance with Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder.
22.Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all Applicable Laws, including, without limitation, the Securities Act of 1933, as amended, or the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
23.Code Section 409A. The Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Committee may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without a participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Committee would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.
24.Tax Qualification. Although the Company may endeavor to (i) qualify an option to purchase shares of Common Stock for favorable tax treatment under the laws of the U.S. or jurisdictions outside the U.S. or (ii) avoid adverse tax treatment (e.g., under Code Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 23 above. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Employees under the Plan.
25.Governing Law. Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of U.S. federal law, this Plan shall be construed in accordance with the laws of the State of California, without giving effect to the conflict of laws principles thereof.
26.Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Employee, such invalidity, illegality or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Employee as if the invalid, illegal or unenforceable provision had not been included.
27.Taxes. At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), a participant must make adequate provision for the Company’s or employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the employer may, but will not be obligated to, withhold from a participant’s compensation the amount necessary for the Company or the employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee. In addition, the Company or the employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

ANNEX A

AUTODESK, INC.
INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
(as amended and restated effective December 14, 2022)
(Sub-Plan of the Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan, as amended and restated)

The following constitute the provisions of the International Employee Stock Purchase Plan, as amended and restated (herein called the “Sub-Plan”) of Autodesk, Inc. (herein called the “Company”), a sub-plan of the Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan, as amended and restated (herein called the “U.S. Plan”).
1.Purpose. The Sub-Plan is intended to provide eligible Employees of the Company’s Affiliates the opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company’s common stock at periodic intervals with their accumulated payroll deductions or other approved contributions. The Sub-Plan is not intended to qualify as an employee stock purchase plan under Section 423 (b) of the U.S. Internal Revenue Code of 1986, as amended.
All provisions of this Sub-Plan shall be governed by the U.S. Plan, except as otherwise provided herein.
2.Definitions.
All definitions in the Sub-Plan shall be interpreted in accordance with the U.S. Plan except as otherwise provided herein.
(a)“Affiliate” shall mean a corporation, partnership, joint venture or other business entity, or branch of such business entity, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or an Affiliate.
(b)“Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee.
(c)“Employee” shall mean any person providing services to an Affiliate in an employee-employer relationship.
(d)“Participant” means any Employee who meets the eligibility and participation requirements set forth in Sections 3 and 4, below.
3.Eligibility. Each individual who is (a) an Employee as of the date specified by the Committee for the applicable Offering Period, and (b) employed by a Designated Company that has been designated to participate in the Non-423 Plan, shall be eligible to participate in the Sub-Plan for that Offering Period.
4.Participation.
(a)An eligible Employee may become a Participant in the Sub-Plan by completing a subscription agreement authorizing payroll deductions or other approved contributions
1

on the form provided by the Company and filing it online via the employee portal or with the Company’s payroll office within the period specified by the Committee for the applicable Offering Period, unless a later or earlier time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering.
(b)Payroll deductions for a Participant shall continue at the rate specified in the subscription agreement throughout the Offering Period with automatic re-enrollment for the Offering Period which commences the day after the Exercise Date at the same rate specified in the original subscription agreement, subject to any change in subscription rate made pursuant to Section 6(c) of the U.S. Plan, unless sooner terminated by the Participant as provided in Section 11 of the U.S. Plan.
5.Payroll Deductions and Other Approved Contributions.
(a)Except to the extent otherwise determined by the Board, payroll deductions shall be made in accordance with Section 6 of the U.S. Plan. The Board may, at its discretion, approve other methods of contributions including, without limitation, check, cash or standing order of the Participant’s individual bank account.
(b)The amounts so collected shall be credited to the Participant’s individual book account under the Sub-Plan, initially in the currency in which paid by the Affiliate until converted into U.S. Dollars. Accordingly, all purchases of Common Stock under the Sub-Plan are to be made with the U.S. Dollars into which the payroll deductions for the Offering Period or other approved contributions have been converted. The amounts collected from a Participant may be commingled with the general assets of the Company or the Affiliate and may be used for general corporate purposes, except as otherwise required by Applicable Laws.
(c)For purposes of determining the number of shares purchasable by a Participant, the payroll deductions or other approved contributions credited to each Participant’s book account during each Exercise Period shall be converted into U.S. Dollars on the Exercise Date for that Exercise Period on the basis of the exchange rate in effect on such date. The Board shall have the absolute discretion to determine the applicable exchange rate to be in effect for each Exercise Date by any reasonable method (including, without limitation, the exchange rate actually used by the Company for its intra-Company financial transactions for the month of such transfer). Any changes or fluctuations in the exchange rate at which the payroll deductions or other approved contributions collected on the Participant’s behalf are converted into U.S. Dollars on each Exercise Date shall be borne solely by the Participant.
6.Grant of Option. The grant of the option and the purchase price of the option shall be in accordance with Section 7 of the U.S. Plan.
7.Exercise of Option. The exercise of the option shall be in accordance with Section 8 of the U.S. Plan.
8.Withdrawal; Termination of Employment.
(a)A Participant may withdraw all but not less than all the payroll deductions or other approved contributions credited to his or her account under the Sub-Plan within such time frame as determined by the Board or Committee from time to time by giving written notice to the Company. All of the Participant’s payroll deductions or other approved contributions credited to his or her account will be paid to him or her as soon as reasonably practicable after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period.
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(b)Upon termination of the Participant’s Continuous Status as an Employee prior to the Exercise Date for any reason, including retirement or death, the payroll deductions or other approved contributions credited to his or her account will be returned to the Participant’s or, in the case of the Participant’s death, to the person or persons entitled thereto under Section 15 of the U.S. Plan, and his or her option will be automatically terminated, unless otherwise required by Applicable Laws.
(c)A Participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.
9.Transfer of Employment.
(a)In the event that a Participant transfers employment to the Company or a Subsidiary that has been designated as participating the Section 423 Plan during an Offering Period, such individual will remain a Participant in the Non-423 Plan, subject to the terms of the Sub-Plan, until the earlier of (i) the end of the current Offering Period under the Non-423 Plan, or (ii) the Offering Date of the first Offering in which he or she participates following such transfer. Unless otherwise required under Applicable Laws, any payroll deductions or other approved contributions may continue to be held by the Affiliate former employer of the Participant for the remainder of the Offering Period. At the next Exercise Date, all payroll deductions and other approved contributions made by or to the Company or the Subsidiary shall be aggregated for the purchase of shares subject to the terms and limitations of the U.S. Plan.
(b)In the event that an employee of the Company or a Subsidiary who is a participant in the U.S. Plan is transferred and becomes an Employee of an Affiliate that has been designated as participating in the Sub-Plan during an Offering Period, such individual may become a Participant under the Sub-Plan for the duration of the Offering Period in effect at that time. Unless otherwise required under Applicable Laws, any payroll deductions may continue to be held by the Company for the remainder of the Offering Period. At the next Exercise Date, all payroll deductions and other approved contributions made by or to the Company or Affiliate may be aggregated for the purchase of shares subject to the terms and limitations of the Sub-Plan.
10.Interest. No interest shall accrue on the payroll deductions or other approved contributions of a Participant in the Sub-Plan, unless required by Applicable Laws, as determined by the Company.

11.Stock.
(a)The shares of the Company’s Common Stock purchasable by Participants under the Sub-Plan shall be made available from shares reserved under the U.S. Plan and any shares issued under the Sub-Plan will reduce, on a share-for-share basis, the number of shares of Stock available for subsequent issuance under the U.S. Plan.
(b)The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.
(c)Shares to be delivered to a Participant under the Sub-Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.
12.Administration. The Sub-Plan shall be administered in accordance with Section 14 of the U.S. Plan. The Board may adopt rules or procedures relating to the operation and administration of the Sub-Plan to accommodate the specific requirements of the law and procedures of applicable
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jurisdictions. Without limiting the generality of the foregoing, the Board is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other approved contributions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates that vary with local requirements. The Board may also adopt rules, procedures or sub-plans applicable to particular Affiliates or jurisdictions. The rules of such sub-plans may take precedence over other provisions of this Sub-Plan, with the exception of Section 11 of the Sub-Plan, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Sub-Plan shall govern the operation of such sub-plan.
13.Transferability. Neither payroll deductions nor other funds credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Sub-Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 of the U.S. Plan) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11 of the U.S. Plan. In order to comply with local law (including, without limitation, local securities and applicable exchange laws), the Company may require a Participant to retain the shares purchased on his or her behalf in a Company account or an account of a designated broker until the sale of such shares.
14.Use of Funds. All payroll deductions or other approved contributions received or held by the Company under the Sub-Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or other approved contributions unless required by local law.
15.Reports. Individual accounts will be maintained for each Participant in the Sub-Plan. Statements of account will be given to participating Employees annually promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions or other approved contributions, the per share purchase price, the number of shares purchased and the remaining cash balance refunded or to be refunded, if any.

16.Amendment or Termination. The Board of Directors of the Company or its Committee appointed pursuant to the U.S. Plan may at any time terminate or amend the Sub-Plan. No such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any Participant.
Notwithstanding any provision of the U.S. Plan or this Sub-Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Participants, the Company, by action of its duly authorized officers, in their sole discretion, shall have the power and authority at any time to establish “offering document” and similar addendums to this Sub-Plan to modify administrative procedures and other terms and procedures, to the extent such actions may be necessary or advisable and take any action that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, no action may be taken hereunder that would violate the Exchange Act, the Code, any securities law or governing statute or any other Applicable Laws or cause the U.S. Plan not to comply with Section 423 of the Code.
17.Notices. All notices or other communications by a Participant to the Company under or in connection with the Sub-Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
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18.Governing Law. Except to the extent that provisions of this Sub-Plan are governed by applicable provisions of the Code or any other substantive provision of United States federal law, this Plan shall be construed in accordance with the laws of the State of California, without giving effect to the conflict of laws principles thereof. Should any provision of this Sub-Plan be determined by a court of competent jurisdiction to be unlawful or unenforceable for a country, such determination shall in no way affect the application of that provision in any other country, or any of the remaining provisions of the Sub-Plan.
19.Severability. If any provision of this Sub-Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Employee, such invalidity, illegality or unenforceability will not affect the remaining parts of the Sub-Plan, and the Sub-Plan will be construed and enforced as to such jurisdiction or Employee as if the invalid, illegal or unenforceable provision had not been included.

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ANNEX B

AUTODESK, INC.
EMPLOYEE QUALIFIED STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

1.I hereby elect to participate in the Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan (the “US Plan”) or the International Employee Stock Purchase Plan, as amended and restated, of Autodesk, Inc., a sub-plan of the US Plan (the “International Plan”, together the “Plan”) and subscribe to purchase shares of the Company’s Common Stock, without par value, in accordance with this Subscription Agreement and the Plan.

2.I hereby authorize the percentage of my Compensation (from 0 to 15%) indicated by me on the E*TRADE enrollment page to be deducted during each pay period during the Offering Period in accordance with the Plan. Such deductions are to continue for succeeding Offering Periods until I give written instructions for a change in or termination of such deductions. I acknowledge that a lesser percentage of my Compensation than indicated by me may be contributed if necessary to comply with Applicable Laws (in particular, Applicable Laws related to minimum salary requirements).

3.I understand that any payroll deductions or approved contributions through other means shall be accumulated for the purchase of full shares of Common Stock, without par value, at the applicable purchase price determined in accordance with the Plan. I further understand that, except as otherwise set forth in the Plan, shares will be purchased for me automatically on each Exercise Date of the offering period unless I otherwise withdraw from the Plan by giving written notice to the Company for such purpose.

4.I understand that my participation in the Plan is in all respects subject to its terms. Any interpretation of this Subscription Agreement shall be made in accordance with the Plan. In the event there is any contradiction between the provisions of this Subscription Agreement and the US Plan and International Plan, as applicable, the provisions of this Subscription Agreement shall prevail. All capitalized terms used in this Subscription Agreement that are not defined herein have the meanings defined in the US Plan and International Plan, as applicable. I acknowledge that my participation in any subsequent Offering Period will be governed by the terms and conditions of the Plan and Subscription Agreement in effect at the beginning of such Offering Period. I understand that I may withdraw from the Plan and have payroll deductions or other approved contributions refunded (without interest unless otherwise required under local law) as soon as administratively feasible following receipt of the notice of withdrawal by the Company.

5.I understand if I am a US taxpayer participating in an offering under the US Plan and I dispose of any shares received by me pursuant to the Plan within two (2) years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or within one (1) year after the date on which such shares were transferred to me, I will be treated for US federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares, and I may be required to provide income tax withholding on that amount. I hereby agree to notify the Company in writing within thirty (30) days after the date of any such disposition of my shares and I will make adequate provision for US federal, state, foreign or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the two-year and one-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be treated as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (b) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss. The federal income tax treatment of ordinary income and capital gain and loss is described in the Company’s prospectus relating to the Plan.

6.The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

7.The Subscription Agreement shall be governed by and construed in accordance with the laws of the State of California (without regard to its conflict of laws provisions) as such laws are applied to agreements between California residents entered into and to be performed entirely within California. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties, I hereby submit and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Marin County, California, or the federal courts for the US for the Northern District of California, and no other courts.

8.The Company, at its option, may elect to terminate, suspend or modify the terms of the Plan at any time, to the extent permitted by the Plan. I agree to be bound by such termination, suspension or modification regardless of whether notice is given to me of such event, subject in any case to my right to timely withdraw from the Plan in accordance with the Plan withdrawal procedures then in effect. In addition, the Company reserves the right to impose other requirements, on my participation in the Plan, on any shares of Common Stock purchased under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require me to sign and/or update any additional agreements, forms or undertakings and to provide any additional information that may be necessary to accomplish the foregoing.

9.Notwithstanding any provision of this Subscription Agreement, I understand that if I am working or resident in a country other than the United States, my participation in the Plan shall also be subject to the Additional Terms and Conditions for Participants Outside the US set forth in Appendix A attached hereto and any terms and conditions for my country set forth in Appendix B attached hereto. Further, if I relocate to one of the countries included in Appendix B, I understand the terms and conditions for such country will apply to me to the extent the Company determines the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A and Appendix B constitute part of this Subscription Agreement.

10.The provisions of the Subscription Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions nevertheless shall be binding and enforceable.

11.I acknowledge that a waiver by the Company of breach of any provision of the Subscription Agreement shall not operate or be construed as a waiver of any other provision of the Subscription Agreement, or of any subsequent breach by me or any other participant.

12.The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the Plan, or my acquisition or sale of the underlying shares of Common Stock. I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Plan before taking any action related to the Plan.

13.I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan. I further agree to be bound by any policies relating to the Plan, including but not limited to the ESPP Share Transfer Blocking Policy, which provides as of the date hereof that shares acquired pursuant to the Plan may not be transferred from my E*TRADE employee stock plan account, other than to another broker or third party where the shares are to be gifted to another individual or to charity.

I UNDERSTAND THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME OR THE COMPANY.
Dated:                            Sign:

APPENDIX A

AUTODESK, INC.
EMPLOYEE QUALIFIED STOCK PURCHASE PLAN AND INTERNATIONAL EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

ADDITIONAL TERMS AND CONDITIONS FOR PARTICIPANTS OUTSIDE THE US

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the US Plan or International Plan, as applicable and the Subscription Agreement.

1.Terms of Plan Participation for Participants Outside the US. I understand this Appendix A contains additional terms and conditions that, together with the Plan and the Subscription Agreement, govern my participation in the Plan if I am working and/or resident in a country other than the United States. I further understand that my participation in the Plan will also be subject to any applicable country-specific terms and conditions set forth in Appendix B attached hereto.

2.Conversion of Payroll Deductions. If my payroll deductions or contributions under the Plan are made in any currency other than US dollars, I understand such payroll deductions or contributions will be converted to US dollars on or prior to the Exercise Date using a prevailing exchange rate in effect at the time such conversion is performed, as determined by the Board or a Board Committee. I agree and acknowledge that I shall bear any and all risk associated with the exchange or fluctuation of currency associated with my participation under the Plan, including without limitation the purchase of shares of Common Stock or sale of such shares (the “Currency Exchange Risk”). I waive and release the Company from any potential claims arising out of the Currency Exchange Risk.

3.Tax Obligations. Regardless of any action taken by the Company or, if different, my employer (the “Employer”) with respect to any or all income tax, social security, payroll tax, fringe benefits tax, payment on account or other tax-related items related to my participation in the Plan and legally applicable or deemed applicable to me (“Tax-Related Items”), I acknowledge the ultimate liability for all Tax-Related Items is and remains my responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. I also acknowledge the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the options under the Plan, including the grant of such options, the purchase and sale of shares of Common Stock acquired under the Plan and/or the receipt of any dividends on such shares, and (2) do not commit to and are under no obligation to structure the terms of the grant of options or any aspect of my participation in the Plan to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if I have become subject to tax in more than one jurisdiction I acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the purchase of shares of Common Stock under the Plan or any other relevant taxable or tax withholding event, as applicable, I agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, I authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (1) withholding from my wages or Compensation paid to me by the Company and/or the Employer (including withholding from cash from my brokerage account designated by the Company); or (2) withholding from proceeds of the sale of the shares of Common Stock purchased under the Plan either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization). The Company may withhold or account for Tax-Related Items by considering applicable maximum withholding rates in my jurisdiction(s). In the event of over-withholding, I may receive a refund of any over-withheld amount in cash (with no entitlement to the Common Stock equivalent) or if not refunded, I may seek a refund from the local tax authorities. In the event of under-withholding, I may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer.

Finally, I agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of my participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to purchase shares of Common Stock under the Plan on my behalf and/or refuse to issue or deliver the shares or the proceeds of the sale of shares if I fail to comply with my obligations in connection with the Tax-Related Items.

4.Nature of Grant. By electing to participate in the Plan, I acknowledge, understand and agree that:
(a)any notice period mandated under local law shall not be treated as active service for the purpose of determining my Continuous Status as an Employee; and my right to participate in the Plan and purchase any options granted to me under the Plan will cease upon termination of my Continuous Status as an Employee. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether my Continuous Status as an Employee has terminated and the effective date of such termination;
(b)the Plan is established voluntarily by the Company;
(c)the Plan is discretionary in nature and the Company can amend, cancel, or terminate the Plan at any time, unless otherwise provided in the Plan and this Subscription Agreement;
(d)the grant of the options under the Plan is exceptional, voluntary and occasional, and does not create any contractual or other future rights to purchase shares, or benefits in lieu of such rights, even if the rights to purchase shares have been granted in the past;

(e)all decisions with respect to future grants of options under the Plan, if applicable, will be at the sole discretion of the Company;
(f)the grant of options under the Plan and my participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, the Employer, or any parent, Subsidiary or Affiliate, and shall not interfere with the ability of the Company, the Employer, or any parent, Subsidiary or Affiliate to terminate my employment (if any);
(g)I am voluntarily participating in the Plan;
(h)the options granted under the Plan and the shares of Common Stock underlying such options, and the income and value of same, are not intended to replace any pension rights or compensation;
(i)the options granted under the Plan and the shares of Common Stock underlying such options, and the income and value of same, are not part of my normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, leave- related payments, pension or retirement or welfare benefits or similar mandatory;
(j)the future value of the shares of Common Stock underlying the options granted under the Plan is unknown, indeterminable and cannot be predicted with certainty;
(k)the shares of Common Stock that I acquire under the Plan may increase, remain the same, or decrease in value, even below the per share purchase price;
(l)unless otherwise agreed with the Company in writing, my right to participate in the Plan, the shares of Common Stock purchased under the Plan, and the income and value of same, are not granted as consideration for, or in connection with the service I may provide as a director of any Subsidiary or Affiliate; and
(m)no claim or entitlement to compensation or damages shall arise from the forfeiture of options granted to me under the Plan as a result of the termination of my status as an Employee (for any reason whatsoever, and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any) and in consideration of the grant of the options I agree not to institute any claim against the Company, the Employer or any of the other Subsidiaries or Affiliates of the Company.

5.Data Privacy Information and Consent. The Company is located at One Market Street, Ste. 400, CA 94105 U.S.A. and grants of options to Employees of the Company and its Subsidiaries and Affiliates, at its sole discretion. If I would like to participate in the Plan, I should review the following information about the Company’s data processing practices and declare my consent.
(a)Data Collection and Usage. The Company collects, processes and uses personal data of Employees, including name, home address, email address and telephone number, date of birth, social insurance, passport or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all options canceled, vested, or outstanding in my favor, which the Company receives from me or the Employer. If the Company offers me a grant of options under the Plan, then the Company will collect my personal data for purposes of allocating shares and implementing, administering and managing the Plan. The Company’s legal basis for the processing of my personal data will be my consent.
(b)Stock Plan Administration Service Providers. The Company transfers employee data to E*TRADE Financial Corporate Services, Inc. (“E*TRADE”) an independent service provider based in the United States which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share my data with another company that serves in a similar manner. The Company’s service provider will open an account for me to receive and trade shares of Common Stock. I will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of my ability to participate in the Plan.
(c)International Data Transfers. The Company and its service providers are based in the United States. If I am outside the United States, I should note that my country has enacted data privacy laws that are different from the United States. The transfer of my personal data by the Company is not subject to appropriate safeguards and is based solely on my consent. I understand and acknowledge that this might result in certain risks to the protection of my personal data due to the lack of legal principles governing the processing of the personal data, oversight by a supervisory authority or enforceable data subject rights in the United States.
(d)Data Retention. The Company will use my personal data only as long as is necessary to implement, administer and manage my participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and security laws. When the Company no longer needs my personal data, the Company will remove it from its systems. The Company may keep the data longer to satisfy legal or regulatory obligations, and the Company’s legal basis would be compliance with the relevant laws or regulations.
(e)Voluntariness and Consequences of Consent Denial or Withdrawal. My participation in the Plan and my grant of consent is purely voluntary. I may deny or withdraw my consent at any time. If I do not consent, or if I withdraw my consent, I cannot participate in the Plan. This would not affect my salary as an Employee or my career; I would merely forfeit the opportunities associated with the Plan.
(f)Data Subject Rights. I have a number of rights under data privacy laws in my country. Depending on where I am based, my rights may include the right to (a) to request access or copies of personal data the Company’s processes,
(b) rectification of incorrect data, (c) deletion of data, (d) restrictions on processing, (e) portability of data, (f) to lodge complaints with competent authorities in my country, and/or (g) a list with the names and addresses of any potential recipients of my personal data. To receive clarification regarding my rights or to exercise my rights please contact privacy.questions@autodesk.com.
If I agree with the data processing practices as described in this notice, I should declare my consent by clicking “Enroll” on the E*TRADE enrollment page.
6.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the Plan, or my acquisition or sale of the underlying shares of Common Stock. I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Plan before taking any action related to the Plan.

7.Compliance with Law. I understand the exercise of an option right to receive shares of Common Stock under the Plan and the issuance, transfer, assignment, sale, or other dealings of such shares of Common Stock shall be subject to compliance by the Company and me with all applicable requirements of local law. Furthermore, I agree that I will not acquire shares of Common Stock pursuant to the Plan except in compliance with all requirements of local law.

Notwithstanding any other provision of the Plan or the Subscription Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any shares of Common Stock issuable upon exercise of an option under the Plan prior to the completion of any registration or qualification of the shares of Common Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the US Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. I understand that the Company is under no obligation to register or qualify the shares of Common Stock with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares of Common Stock. I also agree the Company shall have unilateral authority to amend the Plan and the Subscription Agreement without my consent to the extent necessary to comply with securities or other laws applicable to issuance of shares of Common Stock.
8.Language. By electing to participate in the Plan, I acknowledge that I am sufficiently proficient in English, or have consulted with an advisor who is sufficiently proficient in English so as to allow me to understand the terms and conditions of this Subscription Agreement. If I have received this Subscription Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by Applicable Laws.

9.Insider Trading. By participating in the Plan, I agree to comply with the Autodesk, Inc. Insider Trading Policy. Further, I acknowledge I may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the shares of Common Stock are listed and in applicable jurisdictions including the United States and my country or my broker’s country, if different, which may affect my ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to shares of Common Stock (e.g., options) or rights linked to the value of shares of Common Stock during such times as I am considered to have “inside information” regarding the Company (as defined by the laws in applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders I placed before I possessed inside information. Furthermore, I could be prohibited from (i) disclosing the inside information to any third party, which may include fellow Employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Autodesk, Inc. Insider Trading Policy. I acknowledge it is my responsibility for complying with any applicable restrictions and should speak to my personal legal advisor and/or the Company’s Legal Department for further details regarding any applicable insider-trading and/or market-abuse laws in my country.

10.Foreign Asset and Account Reporting. If I reside outside the United States, I acknowledge my country of residence may have certain foreign asset and/or account reporting requirements which may affect my ability to acquire or hold shares of Common Stock under the Plan or cash received from participating in the Plan (including from any dividends receives or sales proceeds arising from the sale of share of Common Stock under the Plan) in a brokerage or bank account outside my country of residence. I may be required to report such accounts, assets or transactions to the tax or other authorities. I may also be required to repatriate sale proceeds or other funds received as a result of my participation in the Plan to my country through a designated bank or broker and/or within a certain time after receipt. I acknowledge it is my responsibility to be compliant with such regulations and I should speak with my personal advisor on this matter.

APPENDIX B

AUTODESK, INC.
INTERNATIONAL EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

COUNTRY-SPECIFIC PROVISIONS FOR PARTICIPANTS OUTSIDE THE US

Terms and Conditions

I understand this Appendix B includes additional terms and conditions that govern the options to purchase shares of Common Stock granted to me under the Plan if I work in one of the countries listed below. If I am a citizen or resident of a country other than the one in which I am currently working (or if I am considered as such for local law purposes), if I transfer employment and/or residency after enrolling in the Plan or I am considered a resident of another country for local law purposes, I acknowledge and agree the Company will, in its discretion, determine the extent to which the terms and conditions herein will be applicable to me.

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the US Plan or International Plan, as applicable, the Subscription Agreement or Appendix A to the Subscription Agreement.
Notifications

I understand this Appendix B also includes information regarding securities laws, exchange controls and certain other issues of which I should be aware with respect to my participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2023. Such laws are often complex and change frequently. As a result, I understand the Company recommends that I not rely on the information in this Appendix B as the only source of information relating to the consequences of my participation in the Plan because the information included herein may be out of date at the time that I exercise my option and purchase shares of Common Stock under the Plan or subsequently sell such shares of Common Stock.

In addition, I understand the information contained herein is general in nature and may not apply to my particular situation and the Company is not in a position to assure me of any particular result. Accordingly, I understand I should seek appropriate professional advice as to how the relevant laws in my country may apply to my particular situation.

Finally, if I am a citizen or resident of a country other than the one in which I am currently working (or if I am considered as such for local law purposes), if I transfer employment and/or residency after enrolling in the Plan or I am considered a resident of another country for local law purposes, I understand that the information contained herein may not be applicable to me.

ARGENTINA

Terms and Conditions

Labor Law Acknowledgement. This provision supplements Section 4 of Appendix A to the Subscription Agreement:

In accepting the options, I acknowledge and agree that the options granted under the Plan are made by the Company (not the Employer) in its sole discretion and that the value of the options or any shares of Common Stock acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, but not limited to, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.

If, notwithstanding the foregoing, any benefits under the Plan are considered as salary or wages for any purpose under Argentine labor law, I acknowledge and agree that such benefits shall not accrue more frequently than on each Exercise Date. I further acknowledge and agree the options granted under the Plan are an extraordinary benefit, which for labor law purposes (e.g. thirteenth month salary, Christmas bonuses, or similar payments) are valued at the fair market value of the shares of Common Stock on the Exercise Date, when the shares of Common Stock are delivered to me. A portion of such value may be deducted, to be taken into account for thirteenth month salary purposes as of the month in which the vesting occurs if required under local law.

Nature of the Plan. I understand the Plan is a voluntary savings plan and I acknowledge that any contributions I elect to make under the Plan are made by me on an entirely voluntary basis. I understand that I may freely withdraw from participation in the Plan in accordance with the provisions of the Plan.

Notifications

Securities Law Information. I understand neither the grant of options under the Plan nor the purchase of shares of Common Stock care publicly offered or listed on any stock exchange in Argentina, or registered with the Argentine Securities Commission (Comisión Nacional de Valores).

Exchange Control Information. If I am an Argentine resident, I understand I must comply with any and all Argentine currency exchange restrictions, approvals and reporting requirements in connection with this option grant under the Plan. If I am an Argentine resident, I further understand I should consult with my personal advisor to confirm what will be required (if anything) as the exchange control rules and regulations are subject to change without notice.

AUSTRALIA

Terms and Conditions

Australia Class Order Exemption. The offer of the ESPP is being made under Division 1A of Part 7.12 of the Corporations Act 2001 (Cth). Additional details are set forth in the attached ESS Offer Document for Australian Resident Participants attached hereto as Appendix C.

Notifications

Exchange Control Information. If I am an Australian resident, I understand exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on my behalf. If there is no Australian bank involved in the transfer, I will be required to file the report.

AUSTRIA

Terms and Conditions

Interest Waiver. By enrolling in the Plan and accepting the terms of the Subscription Agreement, including Appendix A, I consent to waive my right to any interest arising in relation to the payroll deductions/contributions taken from my Compensation in connection with my participation in the Plan.

Notifications

Securities Law Notification. The Company has prepared and made available an Information Document in reliance on an exemption from prospectus requirements that may otherwise apply to the offer of the Plan in Austria. The Information Document is posted on Autodesk Employee Hub and a hard copy is available upon request to stock.administrator@autodesk.com.

Exchange Control Information. If I hold securities (including shares of Common Stock acquired under the Plan outside Austria, even if I hold them outside of Austria with an Austrian bank) or cash (including proceeds from the sales of shares of Common Stock), I understand I must submit quarterly reports to the Austrian National Bank using the form “Standmeldung/Wertpapiere.” An exemption applies if the value of the shares held outside Austria of any quarter does not exceed €5,000,000. The deadline for filing the quarterly report is the 15th of the month following the end of the respective quarter.

If I sell shares of Common Stock or receive any cash dividends, there may be exchange control obligations if the cash received is held outside Austria, as a separate reporting requirement applies to any non-Austrian cash accounts. If the transaction volume of all of my cash accounts abroad exceeds €10,000,000, the movements and the balance of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, using the form “Meldungen SI-Forderungen und/oder SI-Verpflichtungen.”
BELGIUM

Notifications

Shareholding Agreement. Under current Belgian tax law, I understand that I may enter into an agreement with the Company to hold the shares of Common Stock for two (2) years from the Exercise Date (“Shareholding Agreement”) to obtain specific tax treatment for the income received under the Plan. I understand that, if I am interested in finding out more information about the tax treatment of the Plan income, I should check with my tax advisor as the Company may not provide tax advice to its Employees.

I further understand that if I wish to take advantage of this specific tax treatment, I should review and execute the form of Shareholding Agreement available on the next page. I should keep a copy of the Shareholding Agreement for my records.

SHAREHOLDING AGREEMENT FOR EMPLOYEES IN BELGIUM

WHEREAS, an Employee in Belgium who participates in the International Plan (“Belgian Participant”) may receive preferential tax treatment in Belgium in connection with the purchase of the shares of Autodesk, Inc. (“Autodesk”) common stock (“Shares”) if the Belgian Participant agrees to hold the Shares for two years following the date on which the Shares are purchased under the Plan (the “Exercise Date”), which is the last business day of each Exercise Period (as defined in the Plan);

WHEREAS, the individual identified below is a Belgian Participant who desires to receive preferential tax treatment in Belgium with respect to any Shares purchased under the Plan; and

WHEREAS, to accomplish the foregoing, the Belgian Participant may enter into an agreement with Autodesk to hold the Shares purchased under the Plan for a period of at least two years commencing on the relevant Exercise Date (the “Holding Period”).

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is acknowledged, the undersigned Belgian Participant and Autodesk agree as follows:

1.Any Shares purchased by the undersigned Belgian Participant on an Exercise Date shall be held for no less than the Holding Period, and the Belgian Participant shall not sell or otherwise dispose of the Shares before the expiration of the applicable Holding Period.
2.Autodesk shall be authorized, but not obligated, to direct the broker involved in the management and administration of the Plan to block the Shares subject to this Shareholding Agreement from being sold or otherwise disposed of during the applicable Holding Period for the Shares purchased on a specific Exercise Date.
3.Autodesk makes no representation or undertaking regarding whether or the extent to which the Shares held pursuant to this Shareholding Agreement will qualify for favorable tax treatment in Belgium. Autodesk shall not be liable to the Belgian Participant if any Shares subject to this Shareholding Agreement fail to qualify for favorable tax treatment in Belgium, regardless of whether resulting from the action or inaction of Autodesk or the Belgian Participant.

4.This Shareholding Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, U.S.A., without regard to its conflicts of law principles. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Shareholding Agreement, the parties hereby submit to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Marin County, California, or the federal courts for the Northern District of California, and no other courts, where this Shareholding Agreement is made and/or to be performed.
Belgian Participant:
Signature                     Date
Printed Name                    Address

BRAZIL

Terms and Conditions

Authorization for Plan Participation. I hereby authorize the percentage of my Compensation (from 0 to 15%) indicated by me on the Company’s online enrollment tool to be deducted during each pay period during the Offering Period in accordance with the Plan. I further authorize the Employer to remit such accumulated payroll deductions on my behalf to the United States of America to purchase the shares of Common Stock under the terms of the Plan, as provided by Circular No. 3,691/013 of the Central Bank.

Upon request of the Company or the Employer, I agree to execute a letter of authorization and any other agreements or consents that may be required to enable the Employer, the Company, any Subsidiary, Affiliate or any third party designated by the Employer or the Company to remit my accumulated payroll deductions from Brazil for the purchase of shares of Common Stock. I understand that if I fail to execute a letter of authorization or any other form of agreement or consent that is required to remit my payroll deductions, I will not be able to participate in the Plan.

Compliance with Law. By completing the enrolment process and accepting the Subscription Agreement, I agree to comply with applicable Brazilian laws and to report and pay any and all applicable Tax-Related Items associated with the purchase and sale of any shares of Common Stock acquired through my participation in the Plan and the receipt of any dividends on such shares.

Labor Law Acknowledgement: By participating in the Plan, I agree that (i) I am making an investment decision, and (ii) the value of the underlying shares of Common Stock is not fixed and may increase or decrease over the Offering Period without compensation to me.

Further, I acknowledge and agree that, for all legal purposes, (i) any benefits provided to me under the Plan are unrelated to my employment or service; (ii) the Plan is not a part of the terms and conditions of my employment or service; and (iii) the income from my participation in the Plan, if any, is not part of my remuneration from employment or service.

Notifications

Tax on Financial Transaction. I understand the transfer of my accumulated payroll deductions to the United States of America and the conversion of such amounts from BRL to USD will be subject to the Tax on Financial Transactions, and I agree that the Employer may deduct such tax from my contributions as required by Applicable Laws. I also understand that if I repatriate amounts from the sale of shares of Common Stock or any dividends paid on shares into Brazil, I also may be subject to a Tax on Financial Transactions when funds are converted from USD to BRL.

Exchange Control Information. If I am a resident of or domiciled in Brazil, I understand I will be required to submit an annual declaration of assets and rights (including shares of Common Stock purchased under the Plan) held outside Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or exceeds a threshold that is established annually by the Central Bank. If the value of the shares of Common Stock received under the Plan exceeds a certain threshold, I must report the shares of Common Stock acquired in the assets and rights section of the annual Natural Person Income Tax Return typically due by the last business day of April. I understand I should consult with y personal legal advisor to determine whether I will be subject to this reporting requirement.

CANADA

Terms and Conditions

Nature of Grant. The following provision replaces Section 4(i) of Appendix A to the Subscription Agreement:

Except to the extent explicitly required under local employment standards legislation, the options granted under the Plan and the shares of Common Stock underlying such options, and the income and value of same, are not part of my normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end- of-service payments, holiday pay, bonuses, long-service awards, leave-related payments, pension or retirement or welfare benefits or similar mandatory;

Nature of Grant. The following provision replaces Section 4(m) of Appendix A to the Subscription Agreement:

Except to the extent explicitly required under local employment standards legislation, no claim or entitlement to compensation or damages shall arise from the forfeiture of options granted to me under the Plan as a result of the termination of my status as an Employee (for any reason whatsoever, and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any) and in consideration of the grant of the options I agree not to institute any claim against the Company, the Employer or any of the other Subsidiaries or Affiliates.

Labor Law Acknowledgement. The following provision replaces Section 4(k) of Appendix A to the Subscription Agreement:

For purposes of the Agreement, except to the extent expressly provided in the Subscription Agreement or expressly required by applicable legislation, in the event I cease to be an Employee of the Employer (for any reason whatsoever and whether or not later found to be invalid or in breach of local labor laws), my right to participate in the Plan and any options granted to me under the Plan, if any, will terminate effective as of the date that is the earliest of: (a) the date I am no longer providing services as an Employee of Employer, (b) the date I receive written notice of termination of employment from the Company or Employer the date my Continuous Service is terminated; or (c) the date written notice of termination is delivered to Participant's last known address (together, the “Termination Date”). Except to the extent explicitly required by applicable legislation, the Termination Date will exclude any notice period or period of pay in lieu of such notice required under statute, contract, common/civil law or otherwise. I will not earn or be entitled to any pro-rated right to purchase shares of Common Stock for that portion of time before the date on which my right to participate in the Plan ceases, nor will I be entitled to any compensation for lost participation. I will not earn, or be entitled to earn, any prorated portion of the option for the time before the date on which their right to vest terminates, nor local law (including, but not limited to statutory law, regulatory law and/or common law). The Administrator shall have the sole discretion, subject to applicable legislation, to determine whether such termination of employment has occurred and the effective date of such termination.

Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to options during a statutory notice period, my options, if any, will terminate effective as of the last day of my minimum statutory notice period, but I will not earn or be entitled to pro-rated option if the purchase date falls after the end of my statutory notice period, nor will I be entitled to any compensation for lost participation.

The following terms and conditions will apply if you are a resident of Quebec:

Data Privacy. The following provision supplements Section 5 of Appendix A to the Subscription Agreement:

I hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. I further authorize the Company, any parent, Subsidiary or Affiliate and any stock plan service provider that may be selected by the Company to assist with the Plan to disclose and discuss the Plan with their respective advisors. I further authorize the Company and any parent, Subsidiary or Affiliate to record such information and to keep such information in my employee file.

Language Consent. A French translation of the Plan and the Subscription Agreement has been made available to me. I understand that, from time to time, additional information related to the offering of the Plan might be provided in English and such information may not be immediately available in French. However, upon request, the Company will translate into French documents related to the offering of the Plan as soon as reasonably practicable. Notwithstanding anything to the contrary in the Plan or the Subscription Agreement, and unless I indicate otherwise, the French translation of this Subscription Agreement and the Plan will govern my participation in the Plan. If I transfer residency outside Quebec, the English version of this Subscription Agreement and the Plan will govern my participation in the Plan.

Notifications

Securities Law Information. I understand I am permitted to sell shares of Common Stock purchased under the Plan through the designated broker appointed under the Company provided the resale of shares of Common Stock purchased under the Plan takes place outside Canada through the facilities of a stock exchange on which the shares of Common Stock are listed. The shares of Common Stock are currently listed on the Nasdaq Global Select Market.

CHINA

The following terms and conditions apply if I am subject to exchange control restrictions and regulations in China, including the requirements imposed by the State Administration of Foreign Exchange (“SAFE”) as determined by the Company in its sole discretion.

Terms and Conditions

Compliance with Law: Notwithstanding anything to the contrary in the this Subscription Agreement and the Plan, no shares of Common Stock will be purchased for me unless all necessary exchange control and other approvals from SAFE or its counterpart have been received and are maintained under exchange control rules applicable to the Plan (“SAFE Approval”). In the event that SAFE Approval is not in effect at the time of any applicable Exercise Date, the Company may determine, in it sole discretion and in accordance with the terms of the Plan and Applicable Laws, that (i) the purchase of shares of Common Stock or my access to the shares of Common Stock purchased for me under the Plan or the proceeds of the sale of shares may be delayed until any such approvals have been received, or (ii) any contributions credited to my account during the Exercise Period will not be used to purchase shares of Common Stock and will be returned to me, without interest, as soon as practicable. However, my participation in the Plan will continue and contributions will again be taken in the next Exercise Period, unless I otherwise withdraw from or become ineligible to participate in the Plan.

Sale Restriction. Notwithstanding any provisions concerning the issuance of shares of Common Stock set forth in this Subscription Agreement and the Plan, due to exchange control laws in China, I understand and agree that the Company reserves the right to require the immediate sale of any shares of Common Stock acquired under the Plan. I further understand and agree that any such immediate sale of shares of Common Stock will occur as soon as is practical following the acquisition of shares of Common Stock under the Plan. Alternatively, if the shares of Common Stock are not immediately sold upon acquisition under the Plan, the Company will require the sale of any shares of Common Stock I may then hold within six (6) months (or such other period as may be required under applicable legal or exchange control requirements) following the termination of my employment with the Company including its Subsidiaries or Affiliates.

I further understand and agree that the Company is authorized to instruct such designated broker as may be selected by the Company to assist with the sale of the shares of Common Stock on my behalf pursuant to this authorization, and I expressly authorizes such broker to complete the sale of such shares of Common Stock. I also agree to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Company’s designated broker) to effectuate the sale of the shares of Common Stock (including, without limitation, as to the transfers of the proceeds and other exchange control matters noted below) and to otherwise cooperate with the Company with respect to such matters, provided that I shall not be permitted to exercise any influence over how, when or whether the sales occur. Upon the sale of the shares of Common Stock, I will receive the cash proceeds from the sale, less any applicable Tax-Related Items, brokerage fees or commissions, in accordance with applicable exchange control laws and regulations.

I acknowledge that such designated broker as may be selected by the Company is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Due to fluctuations in the price of Common Stock and/or applicable exchange rates between the settlement date and (if later) the date on which the shares of Common Stock are sold, the amount of proceeds ultimately distributed to me may be more or less than the market value of the shares of Common Stock on the acquisition date (which is the amount relevant to determining my liability for Tax- Related Items). I understand and agree that the Company is not responsible for the amount of any loss that he or she may incur and that the Company assumes no liability for any fluctuations in the price of Common Stock and/or any applicable exchange rate.

Designated Broker Account. If shares of Common Stock issued under the Plan are not immediately sold, I acknowledge that I am required to maintain the shares of Common Stock in an account as may be selected by the Company until the shares of Common Stock are sold through such Company-designated broker (as further detailed below).

Exchange Control Requirements. I understand and agree that, pursuant to local exchange control requirements, I will be required to immediately repatriate the cash proceeds from the sale of shares of Common Stock and any cash dividends paid on such shares of Common Stock to China. I further understand that, under local law, such repatriation of my cash proceeds may need to be effectuated through a special exchange control account established by the Company, the Employer or any other parent, Subsidiary, or Affiliate, and I hereby consent and agree that any proceeds from the sale of shares of Common Stock or any cash dividends paid on such shares of Common Stock may be transferred to such special account prior to being delivered to me.

The proceeds may be paid to me in US dollars or local currency at the Company’s discretion. In the event the proceeds are paid to me in US dollars, I understand that I will be required to set up a US dollar bank account in China and provide the bank account details to my Employer and/or the Company so that the proceeds may be deposited into this account. If the proceeds are paid to me in local currency, the Company is under no obligation to secure any particular exchange conversion rate and/or conversion date and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions. I agree to bear any currency fluctuation risk between the time the shares of Common Stock are sold or dividends are received and the time the proceeds are distributed through any such special exchange account. I further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

COLOMBIA

Terms and Conditions

Labor Law Acknowledgement. This provision supplements Section 4 of Appendix A to the Subscription Agreement:

I expressly acknowledge that, pursuant to Article 15 of Law 50/1990 (Article 128 of the Colombian Labor Code), the options and any payments I receive pursuant to the options are wholly discretionary and are a benefit of an extraordinary nature that do not exclusively depend on my performance. Accordingly, the Plan, the value of the options or any shares of Common Stock acquired under the Plan and any related benefits do not constitute a component of my “salary” for any legal purpose, including for the purposes of calculating any and all labor benefits, such as fringe benefits, vacation pay, termination or other indemnities, payroll taxes, social insurance contributions or any outstanding employment-related amounts, subject to limitations provided in Law 1393/2010.

Notifications

Exchange Control Information. I am responsible for complying with any and all Colombian foreign exchange requirements in connection with the my participation in the Plan, any shares of Common Stock acquired and funds remitted into Colombia in connection with the Plan. This may include, among others, reporting obligations to the Central Bank (Banco de la República) and, in certain circumstances, repatriation requirements. I am responsible for ensuring my compliance with any applicable requirements and should speak to my personal legal advisor on this matter.

Securities Law Information. The shares of Common Stock are not and will not be registered in the Colombian registry of publicly traded securities (Registro Vacional de Valores y Emisores) and therefore the shares of Common Stock may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia.

COSTA RICA

Terms and Conditions

Authorization for Plan Participation. I hereby expressly acknowledge that my authorization to the Employer to withhold a percentage of my total Compensation, as indicated by me on the Company’s online enrollment tool, was given voluntarily for purposes of my participation in the Plan.

CROATIA

Terms and Conditions

Authorization for Plan Participation. I understand that as a condition of my participation in the Plan, I will be required to execute the attached Consent for Deductions form. I understand that I must print out the form, sign and date the form in the applicable places, and return a copy to local human resources department. Further, I agree to execute other agreements or consents that may be required by the Company or the Employer with respect to payroll deductions under the Plan. I understand that if I fail to execute the Consent for Deductions form or any other form of agreement or consent that is required with respect to payroll deductions under the Plan, I may not be able to participate in the Plan.

Notifications

Exchange Control Information. Croatian residents may be required to report any acquisition of foreign securities (such as Shares) to the Croatian National Bank for statistical purposes. However, because exchange control regulations may change without notice, I understand I should consult my personal legal advisor to ensure compliance with current regulations. It is my responsibility to comply with Croatian exchange control laws.

AUTODESK, INC. EMPLOYEE QUALIFIED STOCK PURCHASE PLAN Consent for Deductions For Participants in Croatia
CONSENT FOR DEDUCTIONS FROM COMPENSATION

I,    , the undersigned, in order to participate in the International Employee Stock Purchase Plan, as amended and restated, of Autodesk, Inc., a sub-plan of the Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan (“Plan”), authorize my employer to deduct from my Compensation in the amount of % of such Compensation, or such other percentage as subsequently selected by me under the Plan. I understand that this amount must not be more than 15% of my Compensation for any Offering Period.

All capitalized terms herein shall have the meanings given to them in the Plan.

In case of any discrepancies between the Croatian language version of this document and its English language version, the English language version shall prevail.

Employee

ODOBRENJE ZA OBUSTAVU IZ
PLAĆE

Ja,    , dolje potpisani, u svrhu sudjelovanja u International Employee Stock Purchase Plan, as amended and restated, of Autodesk, Inc., a sub-plan of the Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan („Plan”), dajem ovlaštenje svojem poslodavcu da obustavlja iz moje neto plaće iznos od % od takve plaće, ili u drugom postotku, kojega ja kao radnik naknadno odaberem prema Plan planu. Shvaćam da taj iznos ne smije biti viši od 15% od moje neto plaće za bilo koju Ponudu.

Svi pojmovi ovdje navedeni velikim početnim slovom će biti tumačeni u skladu s Plan planom.U slučaju bilo kakvih nepodudarnosti između hrvatske i engleske verzije ovog dokumenta, verzija na engleskom jeziku će imati prednost.

Date/Data

CZECH REPUBLIC

Terms and Conditions

Authorization for Plan Participation. I hereby authorize the percentage of my Compensation (from 0% to 15%) indicated on the Company’s online enrollment tool to be deducted during each pay period during the Offering Period in accordance with the Plan. By participating in the Plan, I will be deemed to understand and accept in full the Agreement on Wage Deductions attached hereto.

Notifications

Exchange Control Information. Proceeds from the sale of shares of Common Stock and any dividends paid on such shares of Common Stock may be held in a cash account abroad. I am no longer required to report the opening and maintenance of a foreign account to the Czech National Bank (the “CNB”), unless I am notified by the CNB that such reporting is required. Upon request of the CNB, I may need to file a notification within fifteen (15) days of the end of the calendar quarter in which I purchase shares of Common Stock. However, because exchange control regulations change frequently and without notice, I understand that I should consult my personal legal advisor prior to purchasing shares of Common Stock under the Plan to ensure compliance with current regulations.

DOHODA O SRÁŽKÁCH ZE MZDY

(dále jen „Dohoda“)

uzavřená podle zákona č. 262/2006 Sb., zákoníku práce (dále jen „zákoník práce“) mezi:

AUTODESK spol. s r.o., se sídlem Praha 8, Karolinská 650/1, PSČ 186 00, IČ: 493 58 430, zapsanou v obchodním rejstříku vedeném Městským soudem v Praze, oddíl C, vložka 20077, dále jen „Zaměstnavatel“,

a

zaměstnanec, který získal oprávněný přístup k této Dohodě, dále jen „Zaměstnanec“,

Zaměstnanec a Zaměstnavatel dále také jen společně jako „Strany“ či jednotlivě jako „Strana“.

1. Zaměstnanec je oprávněn účastnit se Doplněného a přepracovaného zaměstnaneckého plánu Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan („Plán“) a kupovat kmenové akcie („Akcie“), společnosti Autodesk, Inc., se sídlem One Marekt Street, Ste. 400, San Francisco, CA 94105, USA („Společnost“), a to za podmínek stanovených Plánem a jakoukoliv dodatečnou dohodou o zápise, uzavřenou mezi Zaměstnancem a Společností. Není-li výslovně uvedeno jinak, jednotlivé termíny a definice užívané v této Dohodě mají význam, který je jim připisován v Plánu.

2. Zaměstnanec bude hradit svůj příspěvek na kupní cenu Akcií dle Plánu, a to prostřednictvím srážek ze mzdy Zaměstnance, vyplácené mu Zaměstnavatelem, a to počínaje prvním platebním termínem následujícím po zápise Zaměstnance do Plánu. Zaměstnanec tímto dává souhlas Zaměstnavateli, aby Zaměstnavatel prováděl jednou za každý kalendářní měsíc srážku ze mzdy Zaměstnance (ve smyslu § 145 zákoníku práce podle ustanovení § 146 písm. b) zákoníku práce a článků 3.01 a 6 Plánu) ve výši, která nepřesáhne procento ze mzdy Zaměstnance (od 0% - 15% mzdy), které se Zaměstnanec rozhodl přispívat po zápise do Plánu. Jestliže Zaměstnanec následně zvýší či sníží procento svého příspěvku (jak je povoleno v podmínkách Plánu), výše srážek Zaměstnance se adekvátně změní. Mimoto pokud se změní mzda Zaměstnance, výše srážek se může adekvátně změnit.

Například, pokud mzda Zaměstnance v měsíci po zápise činí 120 000 Kč a Zaměstnanec se rozhodl přispívat 10% své mzdy na nákup Akcií dle Plánu, Zaměstnavatel je oprávněn provést srážku 12 000 Kč ze mzdy Zaměstnance v měsíci po Dni zápisu. Jestliže Zaměstnanec sníží procento svého příspěvku na 5% v následujícím měsíci, Zaměstnavatel je oprávněn provést srážku 6 000 Kč ze mzdy Zaměstnance. Jestliže se mzda Zaměstnance zvýší na 140 000 Kč v následujícím měsíci, Zaměstnavatel je oprávněn provést srážku 7 000 Kč ze mzdy Zaměstnance od měsíce zvýšení.

3. Zaměstnavatel se zavazuje poukazovat provedené srážky ze mzdy dle této Dohody Společnosti, a to do 30 dnů od data zakoupení. Zaměstnavatel je oprávněn použít sražené finanční prostředky dle této Dohody výhradně v souladu s podmínkami a pravidly uvedenými v této Dohodě a Plánu a vrátit jakékoliv srážky Zaměstnanci, pokud to vyžaduje Plán.

4. Zaměstnanec potvrzuje a souhlasí s tím, že veškeré srážky ze mzdy Zaměstnance provedené v minulosti v souvislosti s účastí Zaměstnance na Plánu byly v souladu s českým právem a Zaměstnanec dal se všemi těmito srážkami řádný souhlas.

5. Tato Dohoda zaniká:

a)pokud je (písemně) vypovězena jakoukoliv Stranou; nebo
b)pokud je ukončena účast Zaměstnance v Plánu, jak je stanoveno v Plánu (včetně situace, kdy Zaměstnanec ukončí pracovní poměr nebo odstoupí od Plánu).

6. Tato Dohoda je vyhotovena v českém a anglickém jazyce. Rozhodující je české znění této Dohody. Každá Strana obdrží jedno vyhotovení této Dohody. Jakékoli změny této Dohody mohou být učiněny jen písemnou dohodou podepsanou oběma Stranami.

Kliknutím na zvolenou možnost ,,submit“ na příslušné webové stránce a svojí účastí v Plánu Zaměstnanec prohlašuje a potvrzuje, že tato Dohoda byla uzavřena po vzájemném projednání a to svobodně, vážně a určitě, nikoliv v tísni za nápadně nevýhodných podmínek.

AGREEMENT ON WAGE DEDUCTIONS

(hereinafter referred to as the “Agreement”)

concluded pursuant to Act No. 262/2006, the Labor Code (hereinafter referred to as the “Labor Code”), between:

AUTODESK spol. s r.o., having its registered office at Praha 8, Karolinská 650/1, Postal Code 186 00, Identification No.: 493 58 430, registered in the Commercial Register maintained by the Municipal Court in Prague, Part C, Insert No. 20077, hereinafter referred to as the “Employer”,

and

the employee who has obtained authorized access to this Agreement, hereinafter referred to as the “Employee”,

Employee and Employer are hereinafter also referred to jointly as “Parties” or individually as a “Party.”

1. The Employee is eligible to participate in the Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan (“Plan”) and to purchase shares of common stock (“Shares”) of Autodesk, Inc., with registered address at One Market Street, Ste. 400, San Francisco, CA 94105, USA (“Company”), under the terms and conditions of the Plan and any additional subscription agreement entered into between the Employee and the Company. Unless explicitly stated otherwise, individual terms and definitions used herein have the meaning assigned to them in the Plan.

2. The Employee will pay his/her contributions to purchase Shares under the Plan by way of wage deductions from wages paid to the Employee by the Employer, starting with the first pay day following the enrollment date. The Employee hereby grants his/her consent to the Employer to make deductions once per calendar month (pursuant to Sec. 145 of the Labor Code pursuant to Sec. 146 (b) of the Labor Code and Sections 3.01 and 6 of the Plan) not to exceed the percentage of the Employee’s compensation (from 0% - 15% of compensation) that he or she has elected to contribute upon enrollment in the Plan. If the Employee subsequently increases or decreases his/her contribution percentage (as permitted under the terms of the Plan), the amount of the Employee’s deductions will change accordingly. In addition, if the Employee’s compensation changes, the amount of the deductions may change accordingly.

By way of example, if the Employee’s compensation in the month after enrollment is CZK 120,000 and the Employee has elected to contribute 10% of his or her compensation to purchase Shares under the Plan, the Employer is authorized to deduct CZK 12,000 from the Employee’s compensation in the month after the enrollment date. If the Employee decreases his or her contribution percentage to 5% in a subsequent month, the Employer is authorized to deduct CZK 6,000 from the Employee’s compensation. If the Employee’s compensation increases to CZK 140,000 in a subsequent month, the Employer is authorized to deduct CZK 7,000 from the Employee’s compensation in the month of the increase.

3. The Employer undertakes to remit the wage deductions under this Agreement to the Company within 30 days prior to the purchase date. The Employer is entitled to use such wage deductions solely in accordance with the terms and conditions of this Agreement and the Plan, and to refund any deductions to the Employee, if required by the Plan.

4. The Employee acknowledges and agrees that any past deductions from the Employee’s compensation with respect to the Employee’s participation in the Plan complied with Czech law and the Employee duly authorized all such deductions.

5. This Agreement terminates:

(a)    if it is terminated (in writing) by either Party; or
(b)    when the Employee’s participation in the Plan is terminated, as set forth in the Plan (including if the Employee terminates employment or withdraws from the Plan).

6. This Agreement has been executed in Czech and English language. The Czech language version of this Agreement shall be decisive. Each Party will receive one version of this Agreement. Any change(s) to this Agreement may only be made by a written agreement signed by both Parties.

By the Employee clicking "submit" on the designated website and participating in the Plan, the Employee represents and declares that this Agreement has been concluded upon mutual discussion, freely, seriously and definitely and not under strikingly unfavorable conditions.

Autodesk spol s.r.o.

a/and

Zaměstnanec/Employee

DENMARK

Terms and Conditions

Danish Stock Option Act. By participating in the Plan, I acknowledge that I received an Employer Statement translated into Danish, attached hereto as Appendix D, which includes a description of the terms of the options offered under the Plan, to the extent that the Danish Stock Option Act applies to the options.

Securities/Tax Reporting Information. The requirement to report certain information to the Danish Tax Administration via Form V or K was eliminated effective January 1, 2019. However, Participant must still report the foreign bank/broker accounts and their deposits, and shares of Common Stock held in a foreign bank or broker in his or her tax return under the section on foreign affairs and income.

FINLAND

There are no country-specific provisions.

FRANCE
Terms and Conditions

Language Consent. By completing the enrollment process and submitting the Subscription Agreement, I confirm that I have read and understood the documents relating to the rights to purchase shares of Common Stock (the Plan, the Subscription Agreement, Appendix A to the Subscription Agreement and this Appendix B) which were provided to me in the English language. I accept the terms of these documents accordingly.

Consentement Relatif à la Langue Utilisée. En complétant et renvoyant le présent Contrat de Souscription, je confirme avoir lu et compris les documents relatifs aux droits d’acquisition d’Actions Ordinaires qui m’ont été remis en langue anglaise (le Plan, le Contrat de Souscription, Annexe A du Contrat de Souscription, Annexe B). J’accepte les conditions afférentes à ces documents en connaissance de cause.

Payroll Deductions. Section 2 of the Subscription Agreement has been translated into French in order to expressly authorize the payroll deductions under the Plan.

La Section 2 du Contrat de Souscription a été traduite ci-dessous en français afin que vous puissiez autoriser de manière expresse les prélèvements sur votre Rémunération dans le cadre du Plan d’Achat d’Actions.

•I hereby authorize the percentage of my Compensation (from 0 to 15%) indicated on the Company’s online enrollment tool to be deducted during each pay period during the Offering Period in accordance with the Plan. Such deductions are to continue for succeeding Offering Periods until I give written instructions for a change in or termination of such deductions.

•Par la présente, j’autorise que soit prélevé le pourcentage de ma Rémunération (de 0% à 15%) indiqué sur l'outil en ligne d'inscription de la Société de chaque salaire versé au cours de la Période d’Offre conformément au Plan d’Achat d’Actions. De tels prélèvements se poursuivront pour les Périodes d’Offre suivantes jusqu'à ce que je donne des instructions écrites afin de changer ou de cesser de tels prélèvements.

Notifications

Exchange Control Information. I must declare to the customs and excise authorities any cash or securities I import or export without the use of a financial institution when the value of the cash or securities is equal to or exceeds €10,000.

GERMANY

Terms and Conditions

Exchange Control Information. Cross-border payments in excess of €12,500 in connection with the sale of securities (including shares of Stock acquired under the Plan) and/or the receipt of dividends paid on securities must be reported to the German Federal Bank (Bundesbank). In addition, I understand if I acquire shares of Common Stock with a value in excess of this amount under the Plan or sells shares of Common Stock via a foreign broker, bank or service provider and receive proceeds in excess of this amount, I must report the payment to the Bundesbank. The report must be filed either electronically using the “General Statistics Reporting Portal” (“Allgemeine Meldeportal Statistik”) available via the Bundesbank’s website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by the Bundesbank. The report must submitted monthly or within other such timing as is permitted or required by the Bundesbank.

Notifications

Securities Law Notification. The Company has prepared and made available an Information Document in reliance on an exemption from prospectus requirements that may otherwise apply to the offer of the Plan in Germany. The Information Document is posted on Autodesk Employee Hub and a hard copy is available upon request to stock.administrator@autodesk.com.

HONG KONG

Terms and Conditions

Contributions to the Plan. Notwithstanding anything to the contrary in the Subscription Agreement, due to legal restrictions in Hong Kong, I understand I may be required to make contributions to the Plan via check, wire transfer or bank debit (rather than through payroll deductions). I am solely responsible for ensuring remittance of such contributions to the Company in accordance with the policies and procedures established by the Company and/or the Employer to facilitate my participation in the Plan.

Nature of Plan. I understand the Plan is a voluntary plan, and I acknowledge any contributions I elect to make under the Plan are made by me on an entirely voluntary basis. I understand I may withdraw freely from participation in the Plan and receive a full refund of all voluntary contributions I have made under the Plan that have not been applied towards the purchase of shares of Common Stock.

Notifications

Securities Law Notification. WARNING: The contents of the Plan, the Subscription Agreement, Appendix A, this Appendix B and any other incidental communication materials distributed in connection with the options have not been reviewed by any regulatory authority in Hong Kong. I am advised to exercise caution in relation to the options granted under the Plan. If I am in any doubt about any of the contents of the Plan, the Subscription Agreement, Appendix A, this Appendix B or any other incidental communication materials distributed in connection with the options, I should obtain independent professional advice.

The options granted under the Plan and any shares of Common Stock issued upon exercise of such options have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that ordinance.

The Subscription Agreement, Appendix A and this Appendix B and the information contained herein may not be used other than by me and may not be reproduced in any form or transferred to any person in Hong Kong. This option grant under the Plan is not an offer for sale to the public in Hong Kong and it is not the intention of the Company that the option grant or the shares of Common Stock be offered for sale to the public in Hong Kong.

HUNGARY

Terms and Conditions

Authorization for Plan Participation. By electing to participate in the Plan, I hereby authorize the percentage of my Compensation (from 0% to 15%) indicated on the Company’s online enrollment tool to be deducted from each paycheck during the Offering Period in accordance with the Plan. I acknowledge that my election to participate in the Plan is voluntary and that I may freely withdraw from participation in the Plan and thereby receive a full refund of all voluntary contributions that I have made under the Plan that have not been applied towards the purchase of shares of Common Stock. As further evidence of such authorization, I agree to provide a Plan participation consent form to my Employer, or any other agreements or consents as may be required by my Employer, or by the Company, in the future.

INDIA

Notifications

Exchange Control Information. Indian residents must repatriate any proceeds from the sale of shares of Common Stock acquired under the Plan and any cash dividends to India and convert the proceeds into local currency within such time as prescribed under applicable Indian exchange control laws as may be amended from time to time). Upon repatriation, I understand I will receive a foreign inward remittance certificate (“FIRC”) from the bank where I deposit the foreign currency and I should retain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. I understand it is my responsibility to comply with applicable exchange control laws in India.

INDONESIA

Terms and Conditions

Language Consent and Information. A translation of the documents relating to this grant (i.e., the Plan, the Subscription Agreement, Appendix A and this Appendix B) into Bahasa Indonesia can be provided to me upon request to the Company at Stock.Administrator@autodesk.com. By electing to participate in the Plan, I (i) confirm having read and understood the documents relating to this grant (i.e., the Subscription Agreement, Appendix A, this Appendix B and the Plan) which were provided in the English language, (ii) accept the terms of those documents accordingly, and
(iii) agree not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).

Notifications

Exchange Control Information. In general, no exchange control approvals are required in Indonesia. However, foreign exchange activity is subject to certain reporting requirements. For foreign currency transactions exceeding US$25,000, the underlying document of that transaction will have to be submitted to the relevant local bank. If there is a change of position of any the foreign asset held (including shares of Common Stock acquired under the Plan), Participant must report this change in position (i.e., sale of shares of Common Stock) to the Bank of Indonesia no later than the 15th day of the month following the change in position. If I remit proceeds from the sale of shares of Common Stock into Indonesia, the Indonesian Bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia. For transactions of US$10,000 or more (or its equivalent in other currency), a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, Indonesian residents must complete a “Transfer Report Form.” The Transfer Report Form will be provided to me by the bank through which the transaction is made.

IRELAND

Notifications

Securities Law Notification. The Company has prepared and made available an Information Document in reliance on an exemption from prospectus requirements that may otherwise apply to the offer of the Plan in Ireland. The Information Document is posted on Autodesk Employee Hub and a hard copy is available upon request to stock.administrator@autodesk.com.

ISRAEL

Terms and Conditions
The following provisions apply to participants who are in Israel on the Enrollment Date.
Grant Subject to Terms and Conditions of Israel Sub-Plan. By enrolling in the Plan, I acknowledge that the options granted and the exercise of options are subject to, and in accordance with, the terms of the Plan and its Israeli subplan (the “Israeli Sub-Plan”). As such, the shares of Common Stock issued to me under the Plan are intended to qualify for specific tax treatment in Israel under Section 102 (together with its subsections and any similar successor provisions, “Section 102”) of the Israeli Income Tax Ordinance [New Version] 1961, as now in effect or as hereafter amended ( the “ITO”). Certain events may affect the status of the options as qualified under Section 102 and the options may be disqualified in the future. The Company does not make any undertaking or representation to maintain the qualified status of the options under the Plan.

The options, the shares of Common Stock and any rights issued pursuant to the options and shares of Common Stock (other than cash dividends) shall be controlled by ESOP Management and Trust Services Ltd. or another trustee selected by the Company (the “Trustee”) for my benefit for at least such period of time as required by Section 102 or by the Israeli Tax Authority (the “Holding Period”).

By enrolling in the Plan and accepting the options offered under the Plan, I agree to be bound by Section 102, the terms of the Plan, the Israeli Sub-Plan, this Subscription Agreement, the trust and services agreement (the “Trust Agreement”) with the Trustee, and, upon request of the Company or the Employer, I further agree to provide written consent to the terms of any tax ruling or agreement obtained by the Company or the Employer with regard to the Plan and the Israel Sub- Plan (“Tax Ruling”). Further, I agree to the terms of the Section 102 Confirmation Letter, attached hereto as Appendix E.

I acknowledge that until further election by the Company, the options granted under the Plan and any shares of Common Stock received upon exercise of the options are intended to qualify for the tax treatment available in Israel pursuant to the provisions of the “capital gain trustee track” under Section 102, including the provisions of the Income Tax Rules (Tax Benefits in Shares Issuance to Employees), 2003 and any Tax Ruling.

I further acknowledge the options granted under the Plan are subject to the trust (“Trust”) established by the Trust Agreement with the Trustee. To receive the tax treatment provided for in Sections 102(b)(2) and 102(b)(3) of the ITO or successor statute, the options will be “deposited” (as defined by the ITO) with the Trustee on my behalf during the Holding Period, which, until further election by the Company, shall be twenty-four (24) months from the Exercise Date, or any other period determined under the ITO as now in effect or as hereafter amended or by the Israeli Income Tax Authority. Subject to the expiration of the Holding Period and any further period included herein, I agree that shares of Common Stock acquired upon exercise of the options will be under the supervision of the Trustee until the earlier of (a) the receipt by the Trustee of an acknowledgment from the Israeli Income Tax Authority that I have paid all applicable Tax-Related Items due pursuant to the ITO and Section 102, or (b) the Trustee withholds any applicable Tax- Related Items due pursuant to the ITO and Section 102. Notwithstanding the foregoing, in the event I shall elect to release any shares of Common Stock acquired upon exercise of the options prior to the conclusion of the Holding Period, the tax consequences under Section 102 shall apply to and shall be borne solely by me.

The Company may in its sole discretion replace the Trustee from time to time and instruct the transfer of all options and shares of Common Stock held or administered by such Trustee at such time to its successor and the provisions of this Subscription Agreement shall apply to the new Trustee.

The following provisions apply to participants who permanently transfer to Israel after the Enrollment Date.
Mandatory Sale Restriction. To facilitate compliance with local tax requirements, I agree to the sale of any shares of Common Stock to be issued to me upon purchase. The sale may occur (i) immediately upon purchase, (ii) following my termination of employment, or (iii) within any other time frame as the Company determines to be necessary to comply with local tax requirements. I further agree the Company is authorized to instruct its designated broker to assist with the mandatory sale of such shares of Common Stock (on my behalf pursuant to this authorization) and I expressly authorize the Company’s designated broker to complete the sale of such shares of Common Stock. I acknowledge the Company’s designated broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Upon the sale of the shares of Common Stock, the Company agrees to pay me the cash proceeds from the sale, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items.

I further agree any shares of Common Stock to be issued to me shall be deposited directly into an account with the Company’s designated broker. The deposited shares of Common Stock shall not be transferable (either electronically or in certificate form) from the brokerage account. This limitation shall apply both to transfers to different accounts with the same broker and to transfers to other brokerage firms. The limitation shall apply to all shares of Common Stock issued to me under the Plan, whether or not I continue to be employed by the Company or any parent, Subsidiary or Affiliate.

ITALY

Terms and Conditions

Plan Document Acknowledgement. In participating in the Plan, I acknowledge I have received a copy of the Plan and the Subscription Agreement and have reviewed the Plan and the Subscription Agreement, including Appendix A and this Appendix B, in their entirety and fully understand and accept all provisions of the Plan and the Subscription Agreement, including Appendix A and this Appendix B. I further acknowledge that I have read and specifically and expressly approve the Sections of the Appendix A to the Subscription Agreement addressing (i) Tax Obligations (Section 3 of Appendix A), (ii) the Nature of the Grant (Section 4 of Appendix A), (iii) Data Privacy Information and Consent (Section 5 pf Appendix A), and (iv) Governing Law and Venue (Section 7 of the Subscription Agreement).

JAPAN

Notifications

I understand if I am a Japanese resident and I pay more than ¥30,000,000 for the purchase of shares of Common Stock in any one transaction, I must file a Payment Report with the Ministry of Finance (through the Bank of Japan or the bank carrying out the transaction). The precise reporting requirements vary depending on whether the relevant payment is made through a bank in Japan. If I acquire shares of Common Stock whose value exceeds ¥100,000,000 in a single transaction, I must also file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of acquiring the shares of Common Stock. The forms to make these reports can be acquired at the Bank of Japan.

A Payment Report is required independently of a Securities Acquisition Report. Consequently, if the total amount that I pay on a one-time basis to purchase shares exceeds ¥100,000,000, I must file both a Payment Report and a Securities Acquisition Report.

KOREA

Terms and Conditions

Power of Attorney. I agree that, if so requested by the Company, the Employer or any third party designated by the Company or the Employer, I must execute and return a power of attorney, as provided by the Company or the Employer, to my local human resources representative in order to participate in the Plan, and that my failure to do so may prevent me from being able to participate.

MALAYSIA
Terms and Conditions

Contributions to the Plan. Notwithstanding anything to the contrary in the Subscription Agreement, due to legal restrictions in Malaysia, I understand I may be required to make contributions to the Plan via check, wire transfer or bank debit (rather than through payroll deductions). I am solely responsible for ensuring remittance of such contributions to the Company in accordance with the policies and procedures established by the Company and/or the Employer to facilitate my participation in the Plan.

Responsibility for Taxes. This provision replaces Section 3 of the Appendix A to the Subscription Agreement in its entirety:

As a condition of grant, I hereby elect to pay any and all income tax due on the benefits derived from the purchase rights (“Taxes on ESPP”) directly to the Malaysian Inland Revenue Board and report such benefits on my annual tax return for the relevant year of the tax assessment. I further understand and agree that by making this election, the Company and the Employer will not withhold any taxes pursuant to the Income Tax (Deduction of Remuneration) Rules 1994 in respect of the Taxes on ESPP, and I acknowledge and agree that the ultimate liability for all Taxes on ESPP is and remains my responsibility.

Further, if I becomes subject to taxation in more than one jurisdiction between the grant date and the date of any relevant taxable event, I acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for the Taxes on ESPP in any relevant jurisdiction outside Malaysia and may do so in the manner set forth in the Subscription Agreement.

This election will remain in effect unless and until I actively cancel the election by notifying my Employer in writing and my Employer confirms receipt of such cancellation notice.

Data Privacy. The following provision supplements Section 5 of Appendix A to the Subscription Agreement:

I hereby explicitly, voluntarily and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in the Subscription Agreement and any other Plan grant materials by and among, as applicable, the Employer, the Company and any other parent, Subsidiary or Affiliate or any third parties authorized by the same in assisting in the implementation, administration and management of my participation in the Plan.

Saya dengan ini secara eksplicit, secara sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi saya seperti yang dinyatakan dalam Perjanjian Langganan dan apa-apa bahan geran Pelan oleh dan di antara Majikan, Syarikat dan mana-mana Syarikat Induk, Anak Syarikat atau Syarikat Sekutu kami atau mana-mana pihak ketiga yang diberi kuasa oleh yang sama untuk membantu dalam pelaksanaan, pentadbiran dan pengurusan penyertaan saya dalam Pelan.

I may have previously provided the Company and the Employer with, and the Company and the Employer may hold, certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, the fact and conditions of my participation in the Plan, details of all options or any other entitlement to shares of Common Stock awarded, cancelled, exercised, vested, unvested or outstanding in my favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Sebelum ini, saya mungkin telah membekalkan Syarikat dan Majikan dengan, dan Syarikat dan Majikan mungkin memegang, maklumat peribadi tertentu tentang saya, termasuk, tetapi tidak terhad kepada, nama saya, alamat rumah dan nombor telefon, tarikh lahir, nombor insurans sosial atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa- apa Saham Biasa atau jawatan pengarah yang dipegang dalam Syarikat, fakta dan syarat-syarat penyertaan saya dalam Pelan, butir-butir semua opsyen atau apa-apa hak lain untuk Saham Biasa yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun bagi faedah saya (“Data”), untuk tujuan yang eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan.

I also authorize any transfer of Data, as may be required, to such stock plan service provider as may be designated by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan and/or with whom any shares acquired upon exercise of the options are deposited (the “Designated Broker”).

Saya juga memberi kuasa untuk membuat apa-apa pemindahan Data, sebagaimana yang diperlukan, kepada pembekal perkhidmatan pelan saham yang lain sebagaimana yang ditetapkan oleh Syarikat pada masa depan, yang membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelan dan/atau dengan sesiapa yang didepositkan dengansyer-syer yang diperolehi melalui pelaksanaan opsyen (“Broker yang Ditetapkan”).

I acknowledge that these recipients may be located in my country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections to my country, which may not give the same level of protection to Data.

 I understand that I may request a list with the names and addresses of any potential recipients of Data by contacting my local human resources representative. I authorize the Company, the Designated Broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing my participation in the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the Plan. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing my local human resources representative, whose contact details are hrgc.apac@autodesk.com.

Saya mengakui bahawa penerima-penerima ini mungkin berada di negara saya atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara saya, yang mungkin tidak boleh memberi tahap perlindungan yang sama kepada Data.

Saya faham bahawa saya boleh meminta senarai nama dan alamat mana-mana penerima Data dengan menghubungi wakil sumber manusia tempatan saya. Saya memberi kuasa kepada Syarikat, Broker yang Ditetapkan dan mana-mana penerima lain yang mungkin membantu Syarikat (masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan penyertaan saya dalam Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan saya dalam Pelan. Saya faham bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaan saya dalam Pelan. Saya faham bahawa saya boleh, pada bila-bila masa, melihat data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data,meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatan saya, di mana butir-butir hubungannya adalah hrgc.apac@autodesk.com..

Further, I understand that I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing my consent is that the Company would not be able to grant future options or other equity awards to me or administer or maintain such awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.

Selanjutnya, saya memahami bahawa saya memberikan persetujuan di sini secara sukarela. Jika saya tidak bersetuju, atau jika saya kemudian membatalkan persetujuan saya, status pekerjaan atau perkhidmatan dan kerjaya saya dengan Majikan tidak akan terjejas; satunya akibat buruk jika saya tidak bersetuju atau menarik balik persetujuan saya adalah bahawa Syarikat tidak akan dapat memberikan opsyen pada masa depan atau anugerah ekuiti lain kepada saya atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, saya faham bahawa keengganan atau penarikan balik persetujuan saya boleh menjejaskan keupayaan saya untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganan saya untuk memberikan keizinan atau penarikan balik keizinan, saya fahami bahawa saya boleh menghubungi wakil sumber manusia tempatan saya.

Notifications

Director Notification Obligation. I acknowledge that if I am a director of a Malaysian Subsidiary, I am subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Subsidiary in writing when I receive or dispose of an interest (e.g., options or shares of Common Stock) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

MEXICO

Terms and Conditions

Authorization for Payroll Deductions. In connection with my election in the Subscription Agreement to participate in the Plan, I hereby request and authorize my employer, Autodesk de Mexico S.A. de C.V. (“Autodesk-Mexico”), to withhold during each pay period the percentage of my Compensation (from 0% to 15%) indicated on the Company’s online enrollment tool during the Offering Period in accordance with the Plan. This withholding will continue until I inform the Company to stop such payroll withholding.

I hereby further request that the accumulated payroll deductions to which the preceding paragraph refers shall be delivered by Autodesk-Mexico to the Company and shall be used by the Company or its designated Plan broker to purchase shares of Common Stock in accordance with the terms and conditions of the Plan and the Subscription Agreement.

I acknowledge and agree the participation of Autodesk-Mexico in the Plan is limited to acting as an intermediary in delivering to the Company the amounts withheld from my paycheck each pay period and that the benefits under the Plan are not fringe benefits provided by Autodesk-Mexico. Autodesk-Mexico will make no additional salary payment or other compensation to me as a result of the Plan. I further acknowledge that the withholding I have requested is not a loss of salary and that I have received in full my entire salary for each pay period during my participation in the Plan.

No Entitlement or Claims for Compensation. This provision supplements Section 4 of Appendix A to the Subscription Agreement:

By accepting the options, I understand and agree that: (i) the right to purchase shares of Common Stock in the Plan is not related to the salary (except to the extent I choose to contribute amounts from my Compensation to the Plan) and other contractual benefits granted to me by Autodesk- Mexico; (ii) any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of my employment; and (iii) any benefit derived under the Plan is not a fringe benefit.

Policy Statement. The invitation the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.

The Company, with registered offices at One Market Street, Ste. 400, San Francisco, CA 94105 U.S.A., is solely responsible for the administration of the Plan and participation in the Plan and the acquisition of shares of Common Stock does not, in any way, establish an employment relationship between myself and the Company since I am participating in the Plan on a wholly commercial basis and my sole employer is Autodesk-Mexico, nor does it establish any rights between myself and Autodesk-Mexico.

Plan Document Acknowledgment. By accepting the terms of the Subscription Agreement, I acknowledge I have received a copy of the Plan, have reviewed the Plan and the Subscription Agreement in their entirety and fully understand and accept all provisions of the Plan and the Subscription Agreement.

In addition, by accepting the terms of the Subscription Agreement, I further acknowledge I have read and specifically and expressly approve the terms and conditions in Section 4 of Appendix A to the Subscription Agreement, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company and its parents, Subsidiaries and Affiliates are not responsible for any decrease in the value of the shares of Common Stock that I may acquire under the Plan.

Finally, I hereby declare that I do not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of my termination of employment and withdrawal from the Plan and therefore I grant a full and broad release to Autodesk-Mexico, the Company and any other Parent, Subsidiary or Affiliate with respect to any claim that may arise under the Plan in this respect.

Spanish Translation

Autorización para Deducciones al Salario: En relación con mi elección en el Convenio de Subscripción para participar en el Plan, en este acto solicito y autorizo a mi patrón Autodesk de México S.A. de C.V. (“Patrón”) para que descuente de mi salario, en cada periodo de pago, el porcentaje de mi Compensación (de 0% a 15%) indicado en el sitio de registro por internet de la empresa durante el periodo de oferta especificado en el Plan. Esta deducción continuará hasta que se le informe a la Empresa que cese dicha deducción.

De la misma manera, solicito que la cantidad de las deducciones acumuladas a que se refiere el párrafo anterior, serán entregadas por mi Patrón a la Compañía para que sea utilizado por la Compañía o al corredor del Plan designado para la adquisición de acciones de las Acciones Ordinarias de conformidad con los términos y condiciones establecidos en el Plan y el Convenio de Subscripción.

Reconozco y acepto que la participación del Patrón en el Plan está limitada a fungir como intermediario en la entrega a la Compañía, de las cantidades que serán descontadas de mi salario en cada periodo de pago y que los beneficios recibidos bajo el Plan no son prestaciones adicionales no obligatorias otorgadas por el Patrón. Mi Patrón no me hará ningún pago adicional por concepto de salario ni cualquier otra compensación con motivo del Plan. Adicionalmente reconozco que el descuento a mi salario que he autorizado no deberá interpretarse como una reducción a mi salario, sino que he recibido el pago integro, total y completo de mi salario por cada periodo de pago durante mi participación en el Plan.

Renuncia de derecho o demandas para Compensación. Esta disposición complementa la Sección 4 del Apéndice A del Convenio de Subscripción:

Al aceptar las opciones, los derechos de compra de acciones, estoy de acuerdo que: (i) el derecho de comprar acciones en el Plan no está relacionado con el salario (excepto en el entendido que decida contribuir cantidades de mi Compensación al Plan) y cualquier otra prestación contractual otorgada por Autodesk – México; (ii) cualquier modificación del Plan o su terminación no constituye un cambio o perjuicio de los términos y condiciones de mi relación de trabajo; y (iii) cualquier beneficio derivado del Plan no es una prestación contractual adicional.

Declaración Política. La invitación por parte de la Compañía bajo el Plan es unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificarlo y discontinuarlo en cualquier momento, sin ninguna responsabilidad.

La Compañía, con oficinas registradas ubicadas en One Market Street, Ste. 400 CA 94105 EUA, es la única responsable por la administración del Plan y de la participación en el mismo y, la adquisición de acciones de la Acciones Ordinarias no implica de forma alguna, una relación de trabajo entre mi persona y la Compañía, en virtud de que mi participación en el Plan es completamente comercial y mi único y exclusivo patrón es mi Patrón, Autodesk-México, así como tampoco establece ningún derecho entre mi persona y mi Patrón.

Reconocimiento del Plan de Documento. Al aceptar los términos del Convenio de Subscripción, reconozco que he recibido copias del Plan, he revisado al igual la totalidad del Plan y Convenio de Subscripción y he entendido y aceptado todas las disposiciones contenidas en el Plan y en el Convenio de Subscripción.

Adicionalmente, al aceptar los términos del Convenio de Subscripción, reconozco que he leído y aprobado específica y expresamente los términos y condiciones contenidos en la sección 4 del Apéndice A del Convenio de Subscripción, apartado en el cual se encuentra claramente descrito y establecido lo siguiente: (i) participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecido por la Compañía de forma enteramente discrecional; (iii) participación en el Plan es voluntaria; y (iv) la Compañía, así como sus compañías subsidiarias y afiliadas no son responsables por cualquier detrimento en el valor de las acciones de las Acciones Comunes que pudiera adquirir mediante el ejercicio de mi derecho de compra establecido en el Plan.

Finalmente, por medio de la presente declaro que no me reservo ninguna acción o derecho para interponer una demanda en contra de la Compañía por compensación,

daño o perjuicio alguno como resultado de la terminación de relación laboral y de la terminación de la participación en el Plan y en consecuencia, otorgo el más amplio finiquito a mi Patrón (Autodesk-México), así como a la Compañía y a sus compañías Subsidiarias o Afiliadas con respecto a cualquier demanda que pudiera originarse en virtud del Plan.

Notifications

Securities Law Information. Any option rights offered under the Plan and the shares of Common Stock underlying the option rights have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan and any other document relating to the Plan may not be publicly distributed in Mexico. These materials are addressed to me only because of my existing relationship with the Company and its Subsidiaries and Affiliates and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Company or one of its Subsidiaries and Affiliates, made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

NETHERLANDS

Terms and Conditions

Labor Law Acknowledgment. By enrolling in the Plan , I acknowledge that the option rights and shares of Common Stock purchased under the Plan are intended as an incentive for me to remain employed with the Company or Employer and are not intended as remuneration for labor performed.

Notifications

Securities Law Notification

NEW ZEALAND

Notifications

Securities Law Information.

Warning:

I understand I am being offered the option to purchase shares of Common Stock of Autodesk, Inc. in accordance with the terms of the Plan.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This requires those offering financial products to have disclosed information that is important for investors to make an informed decision.

The usual rules do not apply to this offer because it is a small offer. As a result, I may not be given all the information usually required. I will also have less other legal protections for this investment.

For more information on risk factors impacting the Company’s business that may affect the value of the shares of Common Stock, I should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s website at: http://investors.autodesk.com.

I understand I should ask questions, read all documents carefully, and seek independent financial advice before committing myself.

NORWAY

Notifications

Exchange Control Information. In general, participants should not be subject to any foreign exchange requirements in connection with the acquisition or sale of shares of Common Stock under the Plan, except normal reporting requirements to the Norwegian Currency Registry. If the transfer of funds into or out of Norway is made through a Norwegian bank, the bank will make the registration.

PHILIPPINES

Notifications

Securities Law Information. This offering is subject to exemption from the requirements of securities registration with the Philippines Securities and Exchange Commission, under Section 10.1 (k) of the Philippine Securities Regulation Code. Section 10.1(k) of the Philippine Securities Regulation Code provides as follows:

“Section 10.1 Exempt Transactions – The requirement of registration under Subsection 8.1 shall not apply to the sale of any security in any of the following section;

[. . .]

“(k) The sale of securities by an issuer to fewer than twenty (20) persons in the Philippines during any twelve-month period.”

THE SECURITIES BEING OFFERED OR SOLD HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES REGULATION CODE. ANY FURTHER OFFER OR SALE THEREOF IS SUBJECT TO REGISTRATION REQUIREMENTS UNDER THE CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.

For further information on risk factors impacting the Company's business that may affect the value of the shares of Common Stock, I understand I may refer to the risk factors discussion in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov/, as well as on the Company's website at http://investors.autodesk.com. In addition, I may receive, free of charge, a copy of the Company's Annual Report, Quarterly Reports or any other reports, proxy statements or communications distributed to the Company's stockholders by contacting John.Clancy@autodesk.com.

I acknowledge I am permitted to dispose or sell shares of Common Stock acquired under the Plan provided the offer and resale of the shares of Common Stock takes place outside the Philippines through the facilities of a stock exchange on which the shares of Common Stock are listed. The shares of Common Stock are currently listed on the Nasdaq Global Select Market in the United States of America.

I understand the Company recommends that I consult with my legal advisor if I have questions regarding the application of Philippines securities laws to the disposal or sale of shares of Common Stock acquired under the Plan.

POLAND

Terms and Conditions

Authorization for Plan Participation. I understand that as a condition of my participation in the Plan, I will be required to execute the attached Consent for Deduction form. I understand that I must print out the form, sign and date the form in the applicable places, and return a copy to my local human resources department. Further, I agree to execute other agreements or consents that may be required by the Company or the Employer with respect to payroll deductions under the Plan. I understand that if I fail to execute the Consent for Deduction form or any other form of agreement or consent that is required with respect to payroll deductions under the Plan, I may not be able to participate in the Plan.

Notifications

Exchange Control Information. Polish residents are required to transfer funds (e.g., in connection with the sale of shares of Common Stock) through a bank in Poland if the transferred amount in any single transaction exceeds a specified threshold (currently €15,000 unless the transfer of funds is considered to be connected with the business activity of an entrepreneur, in which case a lower threshold may apply). Polish residents are required to retain the documents connected with a foreign exchange transaction for a period of five (5) years, as measured from the end of the year in which such transaction occurred.

Securities Law Notification. The Company has prepared and made available an Information Document in reliance on an exemption from prospectus requirements that may otherwise apply to the offer of the Plan in Poland. The Information Document is posted on Autodesk Employee Hub and a hard copy is available upon request to stock.administrator@autodesk.com.

AUTODESK, INC.

International Employee Stock Purchase Plan, as amended and restated, of Autodesk, Inc., 1998 Employee Qualified Stock Purchase Plan

For Participants in Poland

CONSENT FOR DEDUCTION

I, the undersigned, in order to participate in the Autodesk, Inc. International Employee Stock Purchase Plan, as amended and restated, of Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan (“Plan”), authorize my employer to withhold payroll deductions in the amount of ___     % of my Compensation, or such other percentage as subsequently selected by me, in writing, under the Plan. I understand that this amount must not be more than 15% of my Compensation for any Offering Period with the reservation that the deductions are made in accordance with the applicable provisions of the Polish labor law.

I acknowledge and agree that any past payroll deductions from my Compensation with respect to my participation in the Plan complied with Polish law and that I authorized all such deductions.

All the terms written in capital letters shall have the meanings given to them in the Plan.

In case of any discrepancies between the Polish language version of this document and its English language version, the Polish language version shall prevail.

Employee/Pracownik

AUTODESK, INC.

Międzynarodowy Pracowniczy Plan Nabywania Akcji, zmieniony i ujednolicony, opracowany przez Autodesk, Inc., Kwalifikowany Pracowniczy Plan Nabywania Akcji z 1998

Dla Uczestników w Polsce

 ZGODA NA POTRĄCENIE

Ja niżej podpisany, w celu uczestnictwa w Międzynarodowym Pracowniczym Plan Nabywania Akcji Autodesk, Inc., zmienionym i ujednoliconym Kwalifikowanym Pracowniczym Planie Nabywania Akcji Autodesk, Inc. (“Plan”), upoważniam mojego pracodawcę do potrącenia kwoty w wysokości __    % z mojego Wynagrodzenia, lub inny procent później na piśmie wskazany przeze mnie w ramach Planu. Przyjmuję do wiadomości, iż ta kwota nie może być wyższa niż 15% mojego Wynagrodzenia w każdym Okresie Oferty z zastrzeżeniem, że potrącenia będą dokonywane zgodnie z obowiązującymi przepisami polskiego prawa pracy.

Niniejszym potwierdzam i zgadzam się z tym, że jakiekolwiek przeszłe potrącenia z mojego Wynagrodzenia dokonane w związku z moim uczestnictwem w Planie były zgodne z polskim prawem i że wyraziłem/am na nie zgodę

Wszystkie terminy pisane wielkimi literami mają znaczenie przypisane im w ramach Planu.

W przypadku jakichkolwiek rozbieżności pomiędzy polską a angielską wersją językową niniejszego dokumentu, wersja polska ma charakter wiążący.

Date/Data

170705198-v30\NA_DMS

PORTUGAL

Terms and Conditions

Language Consent. I hereby agree to receive information related to the Plan in English through my participation in the Plan. Specifically, I acknowledge as follows:

I hereby expressly declare that I have full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Subscription Agreement.

Por meio do presente, eu declaro expressamente que tem pleno conhecimento da língua inglesa e que li, compreendi e livremente aceitei e concordei com os termos e condições estabelecidas no Plano e no Acordo.

Notifications

Exchange Control Information. If I am a resident of Portugal and I receive shares of Common Stock, the acquisition of such shares of Common Stock should be reported to the Banco de Portugal for statistical purposes. If the shares of Common Stock are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report to the Banco de Portugal. If the shares of Common Stock are not deposited with a commercial bank, broker or financial intermediary in Portugal, I will be responsible for submitting the report to the Banco de Portugal.

ROMANIA

Notifications

Exchange Control Information. Romanian residents are not required to seek authorization from the National Bank of Romania to participate in the Plan nor to obtain special authorization to open and operate a foreign bank account in order to deposit any dividends received or the proceeds from the sale of shares of Common Stock. However, if I deposit the proceeds from the sale of shares of Common Stock acquired under the Plan in a bank account in Romania, I may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds. I understand that I should consult with my personal legal advisor to determine whether I will be required to submit such documentation to the Romanian bank.

SINGAPORE

Terms and Conditions

Form of Contributions. Notwithstanding Sections 2 and 3 of the Subscription Agreement, due to restrictions on payroll deductions under Singapore law, I acknowledge and agree that I may be required to participate in the Plan by means other than payroll deductions (e.g., bank wire or check) if the Company, in its discretion, determines that collection of payroll deductions is not permissible or administratively feasible under Singapore law.

In this regard and upon notice by the Company or the Employer, I understand and agree that no payroll deductions will be made from my paychecks and that I will be required to make Contributions for the purchase of shares of Common Stock under the

Plan by the means set forth in such notice. I further understand and agree that no shares of Common Stock will be purchased on my behalf under the Plan if I fail to submit my Contributions in the manner required by such notice.

Notifications

Securities Law Information. The grant of options under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore and the offerings under the Plan are not made with a view to the options or shares of Common Stock being subsequently offered for sale to another party. I am advised not to make (i) any subsequent sale of shares of Common Stock in Singapore or (ii) any offer of such subsequent sale of shares of Common Stock in Singapore, unless such sale or offer in Singapore is made after six months from the beginning of the respective Offering Period or pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA.

To the extent I sell, offer to sell or otherwise disposes of shares of Common Stock acquired through the Plan within six months of the beginning of the Offering Period, I am permitted to dispose of such shares of Common Stock through the designated broker appointed under the Plan, if any, provided the resale of shares of Common Stock acquired under the Plan takes place outside Singapore through the facilities of a stock exchange on which the shares of Common Stock are listed. The shares of Common Stock are currently listed on the Nasdaq Global Select Market in the United States of America.

Director Notification Obligation. Directors, associate directors or shadow directors of a Singapore parent, Subsidiary or Affiliate are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify such entity in writing within two business days of any of the following events: (i) the acquisition or disposal of an interest (e.g., options granted under the Plan or shares of Common Stock) in the Company or any parent, Subsidiary or Affiliate, (ii) any change in previously-disclosed interests (e.g., upon exercise of options granted under the Plan), of (iii) becoming a director, associate director or shadow director of a parent, Subsidiary or Affiliate in Singapore, if the individual holds such an interest at that time. I understand if I am the Chief Executive Officer (“CEO”) of the Company’s Subsidiary or Affiliate in Singapore and the above notification requirements are determined to apply to the CEO of the Company’s Subsidiary or Affiliate in Singapore, the above notification requirements also may apply to me.

SPAIN

Terms and Conditions

Nature of Grant. The following provision supplements Section 4 of Appendix A to the Subscription Agreement:

By accepting the options, I consent to participation in the Plan and acknowledge I have received a copy of the Plan. I understand that the Company has unilaterally, gratuitously, and discretionarily decided to offer the Plan to individuals who may be employees of the Company or of its parents, Subsidiaries or Affiliates throughout the world. The decision is a temporary decision that is entered into upon the express assumption and condition that any grant of options will not economically or otherwise bind the Company or any of its parents, Subsidiaries or Affiliates presently or in the future, other than as expressly set forth in the Subscription Agreement, including Appendix A to the Subscription Agreement. Consequently, I understand that any grant of options is made on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any of its parents, Subsidiaries or Affiliates) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation), or any other right whatsoever. Further, I understand and freely accept the Company does not guarantee that any benefit whatsoever shall arise from the option, which is gratuitous and discretionary, since the future value of the shares of Common Stock is unknown and unpredictable. Finally, I understand the Company would not be making this grant of options but for the assumptions and conditions referred to above; thus, I expressly acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of options shall be null and void and the Plan shall not have any effect whatsoever.

Furthermore, I understand the option is a conditional right. Except as determined by the Committee or as provided in the Subscription Agreement and/or Appendix A, I shall forfeit any unvested options upon termination of employment. The terms of this provision apply even if I am considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”).

Notifications

Exchange Control Information. In the event the I hold 10% or more of the value of the share capital or voting rights of the Company or such other amount that would entitle me to join the Board of Directors of the Company, I must declare such holding to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Industry, Trade and Tourism. Such declaration should be done by filing a Form D-6 each January while other shares of Stock are owned. In addition, the acquisition and sale, when I hold 10% or more of the share capital or voting rights of the Company, must also be declared on Form D-6 filed with the Spanish Registro de Inversiones within one month from the acquisition or sale.

If I hold rights or assets (e.g., shares of Common Stock or cash held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset (e.g., shares of Common Stock, cash, etc.) as of December 31 each year, I am required to report certain information regarding such rights and assets on tax form 720 (or at any time during the year in which I sell or disposes of such right or asset). After such rights and/or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously reported rights or assets increases by more than €20,000 or if the ownership of the asset is transferred or relinquished during the year. The reporting must be completed by the following March 31.

I understand I should consult with my personal advisor to determine any obligations in this respect.

Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the option. The options described in the Subscription Agreement, Appendix A to the Subscription Agreement and this Appendix B have not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

Notifications

Securities Law Notification. The Company has prepared and made available an Information Document in reliance on an exemption from prospectus requirements that may otherwise apply to the offer of the Plan in Spain. The Information Document is posted on Autodesk Employee Hub and a hard copy is available upon request to stock.administrator@autodesk.com.

SWEDEN

Terms and Conditions

Tax Obligations. The following provision supplements Section 3 of Appendix A to the Subscription Agreement:

Without limiting the Company’s and the Employer's authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 3 of Appendix A to the Subscription Agreement, by enrolling in the Plan, I authorize the Company and/or the Employer to withhold shares of Common Stock or to sell shares of Common Stock otherwise deliverable to me upon purchase to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.

SWITZERLAND

Notifications

Securities Law Information. Because the option to purchase shares of Common Stock is considered a private offering in Switzerland; it is not subject to registration in Switzerland. Neither the Subscription Agreement, the Appendix A, this Appendix B nor any other materials relating to the options (1) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (2) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company or Employer or (3) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).

TAIWAN

Terms and Conditions

Data Privacy Acknowledgement. I hereby acknowledge I have read and understood the terms regarding collection, processing and transfer of my Data contained in Section 5 of Appendix A to the Subscription Agreement and agree that, by enrolling in the Plan, I am agreeing to such terms. In this regard, upon request of the Company or the Employer, I agree to provide any executed data privacy consent form (or any other agreements or consents that may be required by the Employer or the Company) should the Company and/or the Employer deem such agreement or consent necessary under the data privacy laws, either now or in the future. I understand I will not be able to participate in the Plan if I fail to execute any such consent or agreement.

Notifications

Securities Law Information. The offer of participation in the Plan is available only for Employees. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.

Exchange Control Information. Taiwanese residents may acquire and remit foreign currency (including funds to purchase or proceeds from the sale of shares of Common Stock) into and out of Taiwan, through an authorized foreign exchange bank, up to US$5 million per year without submission of supporting documentation. If the transaction amount is TWD$500,000 or more in a single transaction, Taiwanese residents are required to submit a foreign exchange transaction form and if the transaction amount is US$500,000 or more in a single transaction, such residents may be required to provide supporting documentation to the satisfaction of the remitting bank. I understand I am personally responsible for complying with exchange control restrictions in Taiwan.

THAILAND

Terms and Conditions

Authorization for Plan Participation. By electing to participate in the Plan, I hereby authorize the percentage of my Compensation (from 0% to 15%) indicated on the

Company’s online enrollment tool to be deducted from each paycheck during the Offering Period in accordance with the Plan. I understand my election to participate in the Plan is voluntary and I may freely withdraw from participation in the Plan and thereby receive a full refund of all voluntary contributions I have made under the Plan that have not been applied towards the purchase of shares of Common Stock. As further evidence of such authorization, I agree to provide a Plan participation consent form to my Employer, or any other agreements or consents as may be required by my Employer, or by the Company, in the future.

Notifications

Exchange Control Information. If I am a Thai resident, I understand that if I realize US$1,000,000 or more in a single transaction from the sale of shares of Common Stock or the payment of dividends, I am required to repatriate the funds to Thailand immediately following the receipt of the funds and to then either convert such repatriated funds into Thai Baht or deposit the funds into a foreign currency account opened with any commercial bank in Thailand acting as an authorized agent within 360 days of repatriation. Further, I must specifically report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form. If I fail to comply with these obligations, I may be subject to penalties assessed by the Bank of Thailand. Because exchange control regulations change frequently and without notice, I should consult my legal advisor before selling any shares of Common Stock (or receiving any other funds in connection with the Plan) to ensure compliance with current regulations. I acknowledge I should consult my personal legal advisor prior to taking any action with respect to remittance of proceeds from the sale of shares of Common Stock into Thailand. I am responsible for ensuring compliance with all exchange control laws in Thailand.

TURKEY

Securities Law Information. I understand I am not permitted to sell shares of Common Stock acquired under the Plan in Turkey. The shares of Common Stock are currently traded on the Nasdaq Global Select Market, which is located outside Turkey, under the ticker symbol “ADSK” and the shares of Common Stock may be sold through this exchange.

Exchange Control Information. I understand I will likely be required to engage a Turkish financial intermediary to assist with the sale of shares of Common Stock acquired under the Plan and may also need to engage a Turkish financial intermediary with respect to the acquisition of such shares of Common Stock, although this is less certain. I understand I am solely responsible for complying with the financial intermediary requirements and their application to participation in the Plan is uncertain and I should consult my personal legal advisor for further information regarding these requirements to ensure compliance.

UNITED ARAB EMIRATES

Securities Law Information. Participation in the Plan is being offered only to selected employees and is in the nature of providing equity incentives to employees of the Company or its Subsidiaries and Affiliates in the United Arab Emirates. The Plan and the Subscription Agreement are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If I do not understand the contents of the Plan or the Subscription Agreement (including

Appendix A to the Subscription Agreement and this Appendix B), I understand I should consult an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Subscription Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

UNITED KINGDOM

Terms and Conditions

Tax Obligations. The following provision supplements Section 3 of Appendix A to the Subscription Agreement:

I agree to be liable for any Tax-Related Items and hereby covenant to pay any such Tax-Related Items, as and when requested by the Company or, if different, the Employer or by HM Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). I also agree to indemnify and keep indemnified the Company and, if different, the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC on my behalf (or any other tax authority or any other relevant authority).

Notwithstanding the foregoing, if I am a director or an executive officer of the Company (within the meaning of such terms for purposes of Section 13(k) of the Exchange Act), I acknowledge that I may not be able to indemnify the Company or the Employer for the amount of any income tax not collected from or paid by me, as it may be considered a loan. In this case, the amount of any income tax not collected within 90 days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Item(s) occurs may constitute an additional benefit to me on which additional income tax and National Insurance contributions may be payable. I will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as appropriate) for the value of any National Insurance contributions due on this additional benefit, which the Company or the Employer may recover from my by any of the means referred to in this Subscription Agreement. However, I am primarily responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime.

Notifications

Securities Law Notification. The Company has prepared and made available an Information Document in reliance on an exemption from prospectus requirements that may otherwise apply to the offer of the Plan in the United Kingdom. The Information Document is posted on Autodesk Employee Hub and a hard copy is available upon request to stock.administrator@autodesk.com.

APPENDIX C

ESS OFFER DOCUMENT

AUTODESK, INC.
INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
(a sub-plan of Autodesk, Inc.’s 1998 Employee Qualified Stock Purchase Plan)

OFFER TO PURCHASE SHARES
TO AUSTRALIAN RESIDENT EMPLOYEES

Investment in shares involves a degree of risk. Employees who elect to participate in the Plan should monitor their participation and consider all risk factors relevant to the purchase of shares under the Plan as set out in this ESS offer document and the Additional Documents.

The information contained in this ESS offer document and the Additional Documents is general only. Any advice given in relation to this offer to purchase shares of common stock does not take into account an employee’s personal objectives, financial situation and needs.

Employees should consider obtaining their own financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission (“ASIC”) to give advice about participation in the Plan.

OFFER TO PURCHASE SHARES

TO AUSTRALIAN RESIDENT EMPLOYEES AUTODESK, INC.
INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

(a sub-plan of Autodesk, Inc.’s 1998 Employee Qualified Stock Purchase Plan)

We are pleased to provide you with this offer to participate in the Autodesk, Inc. (the “Company”) International Employee Stock Purchase Plan, as amended and restated, (the “International Plan”), a sub-plan of the Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan (the “U.S. Plan”) (together with Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan, the “Plan”). This ESS Offer Document sets out information regarding grants of rights to purchase shares of Common Stock of the Company under the Plan to Australian resident eligible employees of the Company and its Subsidiaries or Affiliates.

The purpose of the Plan is to provide an opportunity for eligible employees of the Company and its Designated Subsidiaries and Affiliates to purchase shares of Common Stock of the Company and thereby to have an additional incentive to contribute to the prosperity of the Company.

Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Agreement (as defined below) or the Plan.

1.OFFER OF SHARES OF COMMON STOCK

This is an offer made by the Company under the Plan to eligible employees in Australia during the enrollment period to purchase shares of Common Stock through the payment of contributions during the Offering Period subject to the terms and conditions described in the Plan.

2.TERMS OF OFFER

The terms of the offer incorporate the rules of the Plan and the Subscription Agreement, including the Appendix A and Appendix B of the Subscription Agreement (collectively, the “Agreement”). By enrolling in the Plan, you will be bound by the rules of the Plan and the Agreement.

This offer is being made under Division 1A of Part 7.12 of the Act. For the purposes of that Division, this document is to be regarded as the ESS Offer Document.

3.ADDITIONAL DOCUMENTS

In addition to the information set out in this ESS Offer Document, the following documents that accompany this ESS Offer Document provide further information necessary to make an informed investment decision regarding your participation in the Plan:

(a)the Plan;

(b)the Plan prospectus (the “Prospectus”);

(c)the Agreement (including the Appendices); and

(d)the Employee Information Supplement – Australia (collectively, the “Additional Documents”).
The Plan sets out, among other details, the manner in which you can purchase shares of Common Stock under the Plan and the consequences of a change in the nature or status of your employment on your ability to participate in the Plan. The Agreement clarifies how to enroll in the Plan, change your payroll deduction rate during the Offering Period and how to withdraw from the Plan.

The other Additional Documents provide further information to assist you to make an informed investment decision in relation to your participation in the Plan. Neither the Plan nor the Prospectus is a prospectus for purposes of the Corporations Act.

4.RELIANCE ON STATEMENTS

You should not rely upon any oral statements made to you in relation to this offer. You should only rely upon the statements contained in this Offer Document and the Additional Documents when considering your participation in the Plan.

5.WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

The Plan provides for the purchase of shares of Common Stock by eligible employees of the Company or its Designated Subsidiaries. You are eligible to participate in the Plan if you have received this ESS Offer Document and you are an Australian resident who meets the criteria established by the Plan.

6.ELIGIBLE COMPENSATION AND ENROLLMENT

An option granted pursuant to the Plan allows you to purchase shares of Common Stock, at the end of the Offering Period, for a purchase price calculated under Section 9 below. The funds used to acquire the shares of Common Stock are obtained through after-tax contributions made from your Compensation.

Your completion and submission of the Agreement allows the Company to deduct that percentage of your Compensation that you elect to have deducted, and to be credited to your account for the purchase of shares of Common Stock pursuant to the Plan offering. Subject to the provisions of the Plan, you may elect to have up to 15% of your Compensation deducted.

7.WHAT HAPPENS TO YOUR CONTRIBUTIONS PRIOR TO THE PURCHASE OF SHARES OF COMMON STOCK?

Your contributions will be held “in trust” on your behalf in an account held by the Company with an Australian authorized deposit-taking institution (an “Australian ADI”), pending the purchase of shares of Common Stock. Your account under the Plan will be used solely for depositing contributions made by you and other Australian participants and not for any other purpose. No interest is payable on the contributions held in your account under the Plan.

8.WHEN ARE YOUR SHARES OF COMMON STOCK PURCHASED?

On the last day of each Offering Period, the amount credited to your account during the applicable Offering Period will be applied to purchase as many whole shares of Common Stock as possible, subject to any limitations set out in the Plan.

9.WHAT IS THE PURCHASE PRICE FOR THE SHARES OF COMMON STOCK?

The shares of Common Stock will be purchased for you at a price equal to the lower of 85% of the fair market value of the shares of Common Stock on:

•the Offering Date (as defined in the Plan); and
•the Exercise Date (as defined in the Plan).
However, if the fair market value is lower on a particular Exercise Date than the Offering Date, the purchase price for a subsequent exercise of your Option will be equal to the lower of 85% of the fair market value of the shares of Common Stock on:

•the day after the previous Exercise Date; and
•the next Exercise Date (“Purchase Price”).
(Note that the fair market value of the shares of Common Stock used to determine the purchase price may be different than the market value for Australian tax purposes).

The Purchase Price is denominated in U.S. dollars and must be paid in U.S. dollars. The Australian dollar equivalent of the Purchase Price will change with fluctuations in the US$/A$ exchange rate. The Australian dollar amount required to purchase a share of Common Stock will be that amount which, when converted into U.S. dollars on the Exercise Date, equals the Purchase Price.

10.HOW IS THE AUSTRALIAN DOLLAR EQUIVALENT OF THE PURCHASE PRICE CALCULATED?

The Australian dollar equivalent of the Purchase Price will depend on the then current exchange rate.

By way of example, if the date of this Offer Document were the first day of the Offering Period, and assuming that the fair market value of a share of Common Stock on the date of this offer is lower than on the Exercise Date, then the Australian dollar equivalent of the Purchase Price would be eighty-five percent (85%) of the fair market value of a share of Common Stock on the date of this offer, divided by the US$/A$ exchange rate on the date of this offer.

Please note that the above is only an indicative example of how you might calculate the Australian dollar equivalent of the Purchase Price, based on the assumption that the date of this offer is the relevant date for the purposes of that calculation. It is therefore not a prediction of the U.S. dollar Purchase Price, the Australian dollar equivalent of the Purchase Price or the applicable exchange rate on the actual Exercise Date. The Purchase Price will depend on the fair market value of the shares of Common Stock on the relevant date, and the Australian dollar equivalent of the Purchase Price on the date your shares of Common Stock are purchased will depend on the actual exchange rate applied when converting your Australian dollars to U.S. dollars for purposes of purchasing shares of Common Stock on the Exercise Date.

11.WHAT IS A SHARE OF COMMON STOCK IN THE COMPANY?

Common stock of a U.S. corporation is analogous to an ordinary share of an Australian corporation. Each holder of common stock is entitled to one vote for every share of Common Stock held in the Company.

Dividends may be paid on the shares of Common Stock out of any funds of the Company legally available for dividends at the discretion of the Board of Directors of the Company (the “Board”).

The shares of Common Stock are traded on the NASDAQ Stock Market (the “NASDAQ”) in the United States of America and are traded under the ticker symbol “ADSK.”

The shares of Common Stock are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

12.HOW MANY SHARES OF COMMON STOCK WILL YOU ACQUIRE?

On each Exercise Date, your accumulated contributions made during the Offering Period will be applied to the purchase of whole shares of Common Stock. The number of shares of Common Stock purchased will be determined by dividing the U.S. dollar equivalent of your contributions by the Purchase Price. No fractional shares of Common Stock will be issued upon purchase.

13.HOW CAN YOU OBTAIN THE CURRENT MARKET PRICE OF SHARES OF COMMON STOCK IN AUSTRALIAN DOLLARS?

You may ascertain the current or historical market price of the shares of Common Stock as traded on the NASDAQ at http://www.nasdaq.com under the ticker symbol “ADSK.” The Australian dollar equivalent of that price can be obtained at http://www.rba.gov.au/statistics/frequency/exchange-rates.html.

The Purchase Price will be eighty-five percent (85%) of the lesser of the fair market value on the first day of the Offering Period or on the Exercise Date. You may calculate the indicative purchase price as of any particular date, but please note that this is not a prediction of the Australian dollar equivalent of the actual Purchase Price on the actual Exercise Date or of the applicable exchange rate.

14.WHAT ADDITIONAL RISK FACTORS APPLY TO AUSTRALIAN RESIDENTS’ PARTICIPATION IN THE PLAN?

Australian resident eligible employees should have regard to risk factors relevant to investment in securities generally and, in particular, to the holding of shares of Common Stock. For example, the price at which shares of Common Stock are quoted on the NASDAQ may increase or decrease due to a number of factors. There is no guarantee the price of the shares of Common Stock will increase or remain the same. Factors which may affect the price of the shares of Common Stock include fluctuations in the domestic and international market for listed stocks, general economic and political conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.

More information about potential factors that could affect the Company’s business and financial results is included in the Company’s most recent Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q. Copies of these reports are available at http://www.sec.gov/, on the Company’s “Investor Relations” page at http://investors.autodesk.com/ under SEC Filings, and upon request to the Company.

In addition, you should be aware that the Australian dollar equivalent of the price or value of shares of Common Stock you acquire at purchase will be affected by the US$/A$ exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.

15.WITHDRAWAL FROM THE PLAN

You may elect to discontinue your participation in the Plan pursuant to a method specified by the Company. Such withdrawal may be elected at any time on or before the Exercise Date by giving electronic notice to the Company.

Upon withdrawal from the Plan, any accumulated payroll deductions shall be returned to you, without interest, and your interest in the Plan shall terminate.

16.PLAN MODIFICATION, TERMINATION, ETC.

The Committee may amend or terminate the Plan at any time in accordance with the provisions of Section 19 of the U.S. Plan and Section 16 of the International Plan.

17.WHAT ARE THE AUSTRALIAN TAXATION CONSEQUENCES OF PARTICIPATION IN THE PLAN?

Please see the Additional Documents entitled “Employee Information Supplement – Australia” for information regarding the Australian tax treatment of your award. Australian residents also should seek advice as to the Australian tax consequences of participation from their personal tax advisors.

18.WHAT ARE THE U.S. TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

Australian resident eligible employees who are not U.S. citizens or tax residents will not be subject to U.S. tax by reason only of the grant of options, the purchase of shares of Common Stock and/or the sale of shares of Common Stock except with respect to any dividends paid by the Company as described above. However, liability to U.S. taxes may accrue if an Australian resident is otherwise subject to U.S. taxes.

The above is an indication only of the likely U.S. tax consequences for Australian resident eligible employees who participate in the Plan. Plan participants should seek their own advice as to the U.S. tax consequences of participation.

19.Statutory Terms and Conditions of the Offer
This offer is being made under Division 1A of Part 7.12 of the Act. To comply with that Division, the following terms are included:
A.Application period
A new Offering Period under the Plan begins the first trading day in each April and October each year. Enrollment Periods for such Offering Periods begin the first trading day of March and September, respectively (the “Application Period”). You may accept this offer at any time during an Application Period.
B.Acquisition of shares

Since you may access this ESS offer document starting from the first day of each Application Period and each Application Period begins more than 14 days prior to the Enrollment Date for the relevant Offering Period, you cannot acquire any options or any Shares until at least 14 days after receiving this ESS offer document.
C.ESS contribution plan terms

The Plan is an ESS contribution plan for the purposes of Division 1A of Part 7.12 of the Act. Accordingly, the following terms are included:
(a)The Plan allows the Australian Participants to elect to have regular deductions made from your wages or salary for the purpose of acquiring purchase rights and shares of Stock of the Company.
(b)Before the Australian Participants acquire any purchase rights or Shares under this offer, any such deductions will be held on trust in an account with an Australian ADI that is kept solely for that purpose.
(c)The Australian Participants may to elect to discontinue the deductions at any time.
(d)If the Australian Participants do so elect:
(i)any deductions from his or her wages or salary will cease, and any deductions made after the election will be repaid to the Australian Participants, within 45 days of the election; and
(ii)the amount of the deductions or payments standing, at the time when the Australian Participants’ election is made, to the credit of the account for the Australian Participant, will be repaid to the Australian Participants within 45 days of the election.
(e)The Australian Participants must agree in writing to the terms of the Plan before participating in the Plan.

D.Terms relating to disclosure

This offer is also subject to the following terms relating to disclosure:
(a)this ESS offer document and the terms of the offer:
(i)must not include a misleading or deceptive statement; and
(ii)must not omit any information that would result in this document or terms of the offer being misleading or deceptive;
(b)the Company must provide the Australian Participants with an updated ESS offer document as soon as practicable after becoming aware that the document that was provided has become out of date, or is otherwise not correct, in a material respect;
(c)each person mentioned in items 2, 3 and 4 of the table below must notify, in writing, the Company as soon as practicable if, during the Application Period, the person becomes aware that:
(i)a material statement in the documents mentioned in paragraph (a) is misleading or deceptive; or
(ii)information was omitted from any of those documents that has resulted in one or more of those documents being misleading or deceptive; or

(iii)a new circumstance has arisen during the Application Period which means the ESS offer document is out of date, or otherwise not correct, in a material respect; and
(d)if the Australian Participants suffer loss or damage because of a contravention of a term of the offer covered by paragraph (a), (b) or (c) above, the Australian Participants can recover the amount of loss or damage in accordance with the table below.
For the purposes of paragraph (d) above, an ESS Australian Participant must be able to recover loss or damage in accordance with the following table:

Item	The Australian Participants may recover loss or damage suffered as a result of a contravention of	from these people...
1	a term of the offer covered by any of the following paragraphs: •paragraph (a) (misleading or deceptive statements and omissions); •paragraph (b) (out of date ESS offer document)	the Company
2	a term of the offer covered by any of the following paragraphs: •paragraph (a) (misleading or deceptive statements and omissions); •paragraph (b) (out of date ESS offer document)	each director of the Company
3	a term of the offer covered by any of the following paragraphs: •paragraph (a) (misleading or deceptive statements and omissions); •paragraph (b) (out of date ESS offer document)	a person named, with their consent, in an ESS offer document or the terms of the offer as a proposed director of the Company

4	a term of the offer covered by paragraph (a) (misleading or deceptive statements and omissions)
a person named, with their consent, in the ESS offer document or the terms of the offer as having made:
•the misleading or deceptive statement; or
•a statement on which the misleading or deceptive statement is based

5	a term of the offer covered by paragraph (c) (failure to notify the Company of misleading or deceptive statement and omissions or new circumstances)	the person mentioned in item 2, 3 or 4 of this table who failed to notify the Company in accordance with the term covered by paragraph (c)

E.Exclusions from liability
A person mentioned in the table in Section D above is not liable for any loss or damage suffered by the Australian Participants because of a contravention of a term of the offer covered by paragraph (a) or (b) of section D above if:
(a)the person:
(i)made all inquiries (if any) that were reasonable in the circumstances; and
(ii)after doing so, believed on reasonable grounds that the statement was not misleading or deceptive; or
(b)the person did not know that the statement was misleading or deceptive; or
(c)the person placed reasonable reliance on information given to the person by:
(i)if the person is a body corporate or a responsible entity of a registered scheme - someone other than a director, employee or agent of the body corporate or responsible entity; or
(ii)if the person is an individual—someone other than an employee or agent of the individual; or
(d)for a person mentioned in column 2 of item 3 or 4 of the table in section D above - the person proves that they publicly withdrew their consent to being named in the document in that way; or

(e)the contravention arose because of a new circumstance that has arisen since the ESS offer document was prepared and the person proves that they were not aware of the matter.
We urge you to carefully review the information contained in this ESS Offer Document and the Additional Documents.

AUTODESK, INC.

APPENDIX D

SPECIAL NOTICE FOR EMPLOYEES IN DENMARK
EMPLOYER STATEMENT
Pursuant to Section 3(1) of the Act on Stock Options in employment relations, as amended as of January 1, 2019 (the “Stock Option Act”), you are entitled to receive the following information regarding the right to purchase shares of Common Stock of Autodesk, Inc. (the “Company”) pursuant to the Autodesk, Inc. International Employee Stock Purchase Plan, as amended and restated (the “International Plan”) a sub-plan of Autodesk, Inc.'s 1998 Employee Qualified Stock Purchase Plan (the “US Plan”) (together, the “Plan”) in a separate written statement.
This statement contains information applicable to your participation in the Plan, as required under the Stock Option Act. Additional terms and conditions of the Plan are described in the Plan and other documents, including the Subscription Agreement and Appendix A and Appendix B of the Subscription Agreement (the “Agreement”), which have been made available to you. Capitalized terms used but not defined herein shall have the same meaning as terms defined in the Plan.
1.    Date of grant of right to purchase shares of Common Stock under the Plan
Provided you are eligible to participate in the Plan and decide to enroll in the Plan, consistent with the requirements of the Stock Option Act and the Plan, you will be granted a right to purchase shares of Common Stock at the beginning of each Offering Period, as defined in the Plan, as long as you remain enrolled in the Plan.
For each Offering Period, you may elect to have payroll deductions taken from each paycheck in the amount of a specific percentage of your Compensation on each payday (not exceeding 15%). Your participation in the Plan is subject to the additional terms and conditions provided in the Plan and the Agreement.
2.    Terms or conditions for grant of a right to future purchases of shares of Common Stock
The Plan is offered at the discretion of the Company. The Company may amend, suspend, or terminate the Plan at any time and without the consent of the participating employees, to the extent set forth in the Plan.
3.    Exercise Date
On the last day of each Exercise Period within an Offering Period (i.e., the Exercise Date), shares of Common Stock will automatically be purchased for you with your accumulated payroll deductions. The number of shares of Common Stock purchased will depend upon the purchase price per share, as described below, and the amount of your accumulated payroll deductions. You will become the immediate owner of the shares of Common Stock purchased and you may generally then sell your shares of Common Stock at any time.
4.    Purchase Price
The purchase price per share of Common Stock shall mean an amount equal to 85% of the lesser of (a) the fair market value of a share of Common Stock on the first day of the applicable Offering Period; or (b) the fair market value of a share of Common Stock on the applicable Exercise Date.
5.    Your rights upon termination of employment
The treatment of your option under the Plan upon termination of employment will be determined under the terms and conditions provided in the Plan and the Agreement.
6.    Financial aspects of participating in the Plan

Aside from the payroll deductions that will start after you enroll in the Plan, the Plan offering has no immediate financial consequences for you. The value of the shares of Common Stock purchased for you under the Plan is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.
Shares of Common Stock are financial instruments and investing in shares of Common Stock will always have financial risk. The possibility of profit at the time you sell your shares of Common Stock will not only be dependent on the Company's financial development, but also on the general development of the stock market, among other things. In addition, after you purchase shares of Common Stock, the shares of Common Stock could decrease in value even below the purchase price. The future value of the shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty.
Autodesk, Inc.
One Market Street, Ste. 400
San Francisco, California 94105

SÆRLIG MEDDELELSE TIL MEDARBEJDERE I DANMARK
ARBEJDSGIVERERKLÆRING
I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret m.v. i ansættelsesforhold, som ændret virkning fra 1. januar 2019 (“Aktieoptionsloven”) er du berettiget til i en særskilt skriftlig erklæring at modtage følgende oplysninger om retten til at købe Ordinære Aktier i Autodesk, Inc. (“Selskabet”) i henhold til Autodesk, Inc.'s Employee Stock Purchase Plan som ændret og genfremsat (den “Internationale Plan”), som er en underplan til Autodesk, Inc.'s 1998 Qualified Employee Stock Purchase Plan (den “Amerikanske Plan”) (herefter under ét “Planen”).
Denne erklæring indeholder de oplysninger om din deltagelse i Planen, som er påkrævet i henhold til Aktieoptionsloven. De yderligere vilkår og betingelser, der er gældende for Planen, er beskrevet i Planen samt øvrige dokumenter, herunder Tegningsaftalen (Subscription Agreement) og dennes bilag A og B (“Aftalen”), som er gjort tilgængelige for dig. Begreber, der står med stort begyndelsesbogstav i denne Arbejdsgivererklæring, men som ikke er defineret heri, har samme betydning som de begreber, der er defineret i Planen.
1.    Dato for tildeling af retten til køb af ordinære aktier i henhold til Planen
Forudsat, at du er berettiget til at deltage i Planen og beslutter dig for at tilmelde dig denne i overensstemmelse med kravene i Aktieoptionsloven og Planen, tildeles du ret til at købe Ordinære Aktier i Selskabet i starten af hver Udbudsperiode som defineret i Planen, så længe du er tilmeldt Planen.
For hver Udbudsperiode kan du vælge på hver lønudbetalingsdato at få trukket et beløb fra din løn svarende til en vis procentdel af din Løn (dog højst 15%). Din deltagelse i Planen er omfattet af de øvrige vilkår og betingelser, som fremgår af Planen og Aftalen.
2.    Kriterier eller betingelser for tildeling af retten til senere at købe Ordinære Aktier
Planen tilbydes efter Selskabets eget skøn. Selskabet vil kunne ændre, suspendere eller ophæve Planen til enhver tid og uden samtykke fra de deltagende medarbejdere, i det omfang som er anført i Planen.
3.    Udnyttelsesdato
Der vil på den sidste dag i hver Udnyttelsesperiode inden for en Udbudsperiode (“Udnyttelsesdatoen”) på dine vegne automatisk blive købt et antal Ordinære Aktier for det akkumulerede beløb, der er fratrukket dine lønudbetalinger. Antallet af købte Ordinære Aktier vil afhænge af Købskursen pr. aktie (som beskrevet nedenfor) og af det akkumulerede beløb, der er fratrukket dine lønudbetalinger. Ved købet bliver du ejer af de Ordinære Aktier og kan derefter som udgangspunkt til enhver tid sælge dem igen.
4.    Købskurs
Købskursen pr. Ordinær Aktie er 85% af enten (a) markedskursen på en Ordinær Aktie på den pågældende Udbudsperiodes første dag eller (b) markedskursen på en Ordinær Aktie på den pågældende Udnyttelsesdato, alt efter hvilken kurs er den laveste.
5.    Din retsstilling i forbindelse med fratræden
Behandlingen af din option i henhold Planen i tilfælde af et ophør af dit ansættelsesforhold blive behandlet i af Planen og Aftalen.
6.    Økonomiske aspekter ved deltagelse i Planen
Bortset fra de fradrag i dine lønudbetalinger, som starter, når du er blevet tilmeldt Planen, har deltagelsen i Planen ingen umiddelbare økonomiske konsekvenser for dig. Værdien af Ordinære Aktier, der købes på dine vegne i henhold til Planen, indgår ikke i beregningen af feriepenge, pensionsbidrag eller andre lovpligtige, vederlagsafhængige ydelser.

Ordinære Aktier er finansielle instrumenter, og investering i Ordinære Aktier vil altid være forbundet med en økonomisk risiko. Muligheden for en gevinst på det tidspunkt, hvor du sælger dine Ordinære Aktier, afhænger ikke alene af Selskabets økonomiske udvikling, men også af den generelle udvikling på aktiemarkedet. Derudover vil de Ordinære Aktiers værdi efter købstidspunktet kunne falde, muligvis endda til en værdi, der ligger under købsprisen. Den fremtidige værdi af de Ordinære Aktier kendes ikke og kan ikke forudsiges med sikkerhed.
Autodesk, Inc.
One Market Street, Ste. 400
San Francisco, California 94105

APPENDIX E
Autodesk, Inc.
Section 102 Confirmation Letter
APPROVAL OF THE DESIGNATED EMPLOYEE
I hereby agree that the options granted to me by Autodesk, Inc. shall be allocated under the provisions of the track referred to as the "Capital Gains Track", according to Section 102(b)(2) and 102(b)(3) of the Israeli Income Tax Ordinance and shall be held by the Trustee for the periods stated in Section 102 and in accordance with the provisions of the Trust Agreement.

I hereby declare that:

1.I understand the provisions of Section 102 and the applicable tax track of this grant of options.

2.Subject to the provisions of Section 102, I confirm that I shall not sell and/or transfer the grant of options or Shares before the end of the Holding Period. In the event that I shall elect to sell or release the grant of options or Shares, as the case may be, prior to the expiration of the Holding Period, the sanctions under Section 102 shall apply to and shall be borne solely by me.

3.I understand that this grant of options is conditioned upon the receipt of all required approvals from Israeli tax authorities.

4.I agree to be bonded by the provisions of the trust agreement.

5.I hereby confirm that I have: (i) read and understand this letter; (ii) received all the clarifications and explanations that I have requested; and (iii) had the opportunity to consult with my advisers before signing this confirmation letter.

Acceptance by Employee

The Employee acknowledges that, as a condition of accepting the grant of options under the Plan and/or participating in the employee equity benefit plans implemented by Autodesk, by electronically accepting the grant of options, the Employee agrees to be bound by the terms of this letter.